SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/  /           Preliminary Proxy Statement
/  /           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X /           Definitive Proxy Statement
/  /           Definitive Additional Materials
/  /           Soliciting Material Pursuant to §240.14a-12

MONUMENT RESOURCES, INC.
 (Name of Registrant as Specified in its Charter)

NONE
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/  /           No fee required
/x/           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies: N/A

2)	Aggregate number of securities to which transaction applies: N/A

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  Sale of Assets--$55.80 per million of transaction value

4)	Proposed maximum aggregate value of transaction: $2,000,000

5)	Total fee paid: $111.60

/ /	Fee paid previously by written materials
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MONUMENT RESOURCES, INC.
2050 South Oneida Street, Suite 106
Denver, Colorado 80224

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 12, 2009

To the Shareholders of Monument Resources, Inc.:

A special meeting of Monument Resources, Inc. (“Monument”) shareholders will be held on August 12, 2009, at 10:00 a.m. Mountain Time, at Monument’s offices at 2050 South Oneida Street, Suite 106, Denver, Colorado 80224, for the following purposes:

1.           To consider and vote upon a proposal to approve and adopt a Plan of Sale, pursuant to which Monument’s board of directors will be given discretionary authority to sell all right, title and interest in Monument’s Kansas gas properties and pipeline and equipment and other miscellaneous assets, as set forth in the Plan of Sale;

2.           To consider and vote upon a proposal giving Monument’s board of directors the discretionary power to dissolve Monument as a Colorado corporation; and

3.           To transact such other business as may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

Your board of directors has determined that the proposed sale and conditional dissolution are desirable and in the best interests of Monument and you and unanimously recommends that you vote to approve and adopt the Plan of Sale and the conditional dissolution.  These proposals are more fully described in the proxy statement attached to this notice.

Only holders of record of Monument common stock at the close of business on July 3, 2009 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.  A complete list of shareholders entitled to vote at the meeting will be available for  examination by any shareholder of record during normal business hours, at the executive offices of Monument, for a period of 10 days prior to the date of the meeting.  This list will also be available for review at the meeting, for the duration of such meeting, and may be inspected by any shareholder who is present at the meeting.

We encourage you to vote on these important matters.

By the Order of the Board of Directors,
A.G. Foust
President
Monument Resources, Inc.
Denver, Colorado

July 14, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 12, 2009.  Monument Resources’ notice of special meeting, proxy statement, and proxy card are also available to you on the Internet at www.monumentresourcesinc.com.

PROXY STATEMENT

YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Monument Resources, Inc.:

I am writing to you today about the proposed sale of our Kansas gas properties and related pipeline and equipment (the “Plan of Sale”) which represent substantially all of Monument’s operating assets.  The board of directors of Monument has unanimously approved the Plan of Sale of these properties.  In order to authorize the Plan of Sale, the holders of at least a majority of the outstanding shares of Monument common stock must approve the proposal.  Your board of directors has determined that it is desirable and in the best interests of Monument and its shareholders that Monument proceed with the Plan of Sale and unanimously recommends that you vote to approve and adopt the Plan of Sale.

If a sale is completed, the board of directors intends to declare and pay a cash distribution presently estimated at between $0.16 and $0.25 per Monument share.  This distribution will be paid from the anticipated proceeds of a sale of our Kansas gas properties, along with most of our existing cash, and proceeds from the sale of our workover rigs and equipment and other real estate.  It is anticipated that the cash distribution will be made within 120 days following completion of the sale of our Kansas properties if such is authorized at the shareholders meeting described herein.  There is no assurance that we will be able to complete a sale of our Kansas properties on acceptable terms.

Any distributions will be made only to holders of our common stock on the Final Record Date that will be determined later by our board of directors and publicly announced with a press release and a Form 8-K filing with the Securities and Exchange Commission.  The record date of the special meeting is not the Final Record Date.

Also, if a sale is completed, your board of directors is seeking your approval to dissolve Monument, if the board in its discretion determines to do so.  The board however, intends to solicit third party interest in Monument as a public shell corporation following the cash distribution.  If a suitable business opportunity cannot be found, the board of directors may exercise its discretion and dissolve Monument as a Colorado corporation (the “Conditional Dissolution”).

    You will be asked to vote on the Plan of Sale and the Conditional Dissolution at a special meeting of Monument shareholders to be held on August 12, 2009, at 10:00 a.m. Mountain Time, at Monument’s offices at 2050 South Oneida, Suite 106, Denver, Colorado 80224.  Only shareholders who hold shares of Monument common stock at the close of business on July 3, 2009 will be entitled to vote at the special meeting.

Your vote is very important.  Regardless of the number of shares you own, the board of directors of Monument hopes that you will attend the special shareholders’ meeting in person.  Whether or not you plan to attend, please take the time to vote by completing the enclosed proxy card and promptly mailing it to Monument as requested to ensure that your shares are represented at the meeting.  Shareholders who execute proxies retain the right to revoke them at any time prior to the voting of those proxies.  To approve and adopt the Plan of Sale and the Conditional Dissolution, you must vote FOR the proposals by following the instructions stated on the enclosed proxy card.  If you sign and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the approval and adoption of the Plan of Sale and FOR the Conditional Dissolution.  If you do not vote at all, it will, in effect, count as a vote against the approval and adoption of the Plan of Sale and against the Conditional Dissolution.  Your board of directors urges you to vote for these proposals.

This proxy statement provides you with detailed information about the proposals and the special meeting of shareholders.  You can obtain more information about Monument from publicly available documents filed with the Securities and Exchange Commission.  We encourage you to read carefully this entire document.

Very truly yours,

A.G. Foust
President
Monument Resources, Inc.

This proxy statement is dated July 14, 2009, and was first mailed to Monument shareholders on or about July 14, 2009.

FINANCIAL INFORMATION

You should review Monument’s audited financial statements for the fiscal year ended September 30, 2008 and management’s discussion and analysis of financial condition and results of operations included in Items 6 and 7 of Monument’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008 which report is incorporated by reference herein.  In addition, you should review the unaudited financial information and management’s discussion and analysis of financial condition and results of operations included in Monument’s Quarterly Report on Form 10-Q for the quarter and six months ended March 31, 2009 which report is also incorporated by reference herein.  Copies of both of these reports are included with this proxy statement and can also be reviewed on our website at www.monumentresourcesinc.com.

____________________________________________________

IMPORTANT NOTICE

Your vote is very important to ensure that your shares will be represented at the special meeting.  You are urged to read the attached proxy statement carefully and then sign, date and return the enclosed proxy card in the enclosed postage-paid envelope by following the instructions on the accompanying proxy card whether or not you plan to attend the special meeting in person.  You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the special meeting.  You may vote in person at the special meeting even if you have returned a proxy card.

____________________________________________________

TABLE OF CONTENTS

i

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11

PROPOSAL NO. 1
THE PLAN OF SALE	13
Background	13
Reasons for the Plan of Sale	13
Implementation of the Plan of Sale	14

PROPOSAL NO. 2
THE CONDITIONAL DISSOLUTION	16
Discussion of Proposal	16

THE CASH DISTRIBUTION	17

DISSENTERS’ RIGHTS	17
Right to Dissent	18
Procedure for Exercise of Dissenters’ Rights	18
Dissenters’ Notice	18
Procedure to Demand Payment	19
Payment	19
If Dissenter is Dissatisfied with Offer	19
Judicial Appraisal of Shares	20
Court and Counsel Fees	20
Limitation on Dissenter’s Rights	20

REFERENCES TO ADDITIONAL INFORMATION	21

WHERE YOU CAN FIND MORE INFORMATION	21

ANNEX A	Sections of the Colorado Business Corporation Act Regarding Dissenters’ Rights (7-113-101 through 7-113-302)

ANNEX B	Annual Report on Form 10-K for the year ended September 30, 2008

ANNEX C	Quarterly Report on Form 10-Q for the three and six month periods ended March 31, 2009

ii

SUMMARY TERM SHEET OF THE PLAN OF SALE
AND CONDITIONAL DISSOLUTION

The following briefly outlines the material terms of the proposed Plan of Sale and Conditional Dissolution, but does not summarize all of the information that is contained elsewhere in this proxy statement.  This information is provided to assist our shareholders in their review of this proxy statement and in considering the proposed Plan of Sale and Conditional Dissolution, which is to be submitted for the shareholder action at the special meeting.  However, this Summary Term Sheet may not contain all of the information that is important to you.  To understand fully the Plan of Sale and Conditional Dissolution being submitted for shareholder approval, you should carefully read this entire proxy statement.

•	If the Plan of Sale and Conditional Dissolution are approved by shareholders, we intend to:

➢	attempt to sell our Kansas oil and gas properties and related pipeline facilities through an auction process or otherwise;

➢	complete the sale or liquidation of our remaining assets held for sale, principally equipment, work over rigs and a small parcel of real estate;

➢	pay all of our known obligations or provide adequate security for payment thereof as our board of directors deems appropriate in its sole discretion;

➢	establish a reserve to continue our status as a publicly reporting shell company; and

➢	make one or more cash distributions to our shareholders of any remaining available liquidation proceeds.

•
The approval of the Plan of Sale and Conditional Dissolution by our shareholders will constitute full and complete authority for our board of directors and our officers, without further shareholder action, to proceed with the Plan of Sale and Conditional Dissolution.

•
Because of the uncertainties as to the ultimate sales prices of our assets, and the amount of our remaining liabilities and expenses we will face during the sale process, we are not able to predict with precision or certainty specific amounts, or timing, of future distributions.  We currently estimate that the amount ultimately distributed to our shareholders will be between $0.16 and $0.25 per common share.  To the extent that the ultimate sales prices of our assets is less, or the amount of our liabilities or the amounts that we expend during liquidation are greater than we anticipate, our shareholders could receive less than we currently estimate.

•
From and after the date specified by our board of directors as the “Final Record Date” and subject to applicable law, each holder of our common stock will have the right to receive distributions pursuant to and in accordance with the Plan of Sale and in amounts and when determined by our board of directors.  Only shareholders of record on the Final Record Date will be entitled to receive cash distributions.

•
For federal income tax purposes shareholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them and (2) their tax basis in shares of our common stock.  You should consult your tax advisor as to the tax effects of the Plan of Sale and our Conditional Dissolution in your particular circumstances.

•	Under Colorado law, shareholders will have dissenters’ appraisal rights in connection with consummation of the Plan of Sale.

•	Our board of directors may abandon the Plan of Sale at any time.

•
If the Plan of Sale and our Conditional Dissolution are not approved, our board of directors will consider strategic alternatives, including, without limitation, acquisitions, mergers, asset sales, joint ventures or other business opportunities.  However, no assurance can be given that we will be able to implement any such measures or that any such measures, if implemented, will be successful.  If we are not successful in completing an alternative measure or transaction, our shares may ultimately become worthless or have little value.

Our financial situation is such that if there is no sale of our assets and no increases in natural gas prices, our cash reserves will be significantly depleted by the calendar year end of 2009.  This situation may trigger a forced salvage of our oil and gas properties and would result in little or no value remaining for distribution to our shareholders.

QUESTIONS AND ANSWERS ABOUT THE SALE AND CONDITIONAL DISSOLUTION

Q:           What is the Plan of Sale and what are the reasons for it?

A:           Our board of directors has adopted a Plan of Sale pursuant to which it will attempt to sell our Kansas gas properties and related pipeline transmission facilities (“Kansas Properties”) on terms and conditions deemed by them to be in the best interest of our shareholders.  Since the Kansas Properties constitute substantially all of our operating assets, we are seeking shareholder approval of the Plan of Sale.  The reasons we are proposing the sale are discussed in more detail later in this proxy statement.  See “The Plan of Sale – Reasons for the Plan of Sale.”

Q.           What will Monument shareholders receive in the sale?

A:           We believe the estimated sales price of our Kansas Properties, along with most of our existing cash and proceeds from our workover rigs and equipment and a small parcel of real estate, less transaction costs will enable us to declare and pay a cash distribution to our shareholders of between $0.16 and $0.25 per Monument share.  If a sales transaction is completed, we expect the distribution will be made within 120 days thereafter.  Only record and beneficial owners of our common stock at a future date to be determined by our board of directors will be entitled to receive the cash distribution.

Q:           What are the United States federal income tax consequences of the sale and proposed distribution?

A:           It is expected that, for United States federal income tax purposes, the sale will be treated as a taxable sale by Monument but no tax will be due because of our net operating loss carry forward.  For federal income tax purposes, the cash distribution to our shareholders will be treated as a liquidating distribution which is equivalent to the sale of a shareholder’s stock (although shareholders will continue to own their shares of Monument).  Consequently, the difference between the cash distribution and the tax basis in a holder’s Monument shares will be treated as a long-term or short-term capital gain, depending on a shareholder’s holding period.  Generally, long-term capital gains and dividends are presently taxed at the rate of 15%.

Q:           When do you expect to complete a sale?

A:           If shareholders approve and adopt the Plan of Sale, we expect to complete the transaction as quickly after the meeting as possible, but within one year.  If a sale is not completed within one year, the discretion given the board of directors under the Plan of Sale will expire.

Q:           What else will Monument  shareholders consider at the special meeting?

A:           If the Plan of Sale is approved, shareholders will be asked to consider and approve a proposal that will allow our board of directors, in their discretion, to voluntarily dissolve Monument in accordance with Colorado law.  Alternatively, the board may decide to utilize Monument as a public shell corporation if a suitable business opportunity can be found with a reputable third party in which event Monument will not be dissolved.  See “The Conditional Dissolution.”

Q:           What shareholder approval is required to approve the Plan of Sale and Conditional Dissolution?

A:           We cannot complete a sale of our Kansas Properties unless, among other things, at least a majority of the shares of Monument common stock outstanding and entitled to vote at the special meeting approve and adopt the Plan of Sale.  Similarly, it will require at least a majority of the shares of Monument common stock outstanding and entitled to vote at the special meeting to approve and adopt the Conditional Dissolution.  As of the record date, Monument directors, officers, one major shareholder, and the wife of a director were entitled to vote 4,126,912 shares or approximately 52% of Monument’s outstanding common stock.  These persons intend to vote their shares of Monument common stock in favor of the approval and adoption of the Plan of Sale and Conditional Dissolution.

Q:           What does Monument’s board of directors recommend?

A:           After careful consideration of numerous factors, your board of directors has determined that the Plan of Sale is desirable and in the best interests of Monument and its shareholders, that Monument proceed with the sale of our Kansas Properties and unanimously recommends that you vote FOR the proposal to approve and adopt the Plan of Sale.  Also, your board of directors believes that the Conditional Dissolution may be in the best interests of Monument and its shareholders, for the reasons discussed below, and unanimously recommends that you vote FOR the proposal to approve and adopt the Conditional Dissolution.  See “The Plan of Sale – Reasons for the Plan of Sale” and “The Conditional Dissolution.”

Q:           What if the sale is not completed, gas prices do not increase and no additional funding is available to us?

A:           Our financial situation is such that if there is no sale of our assets and no increases in natural gas prices, our cash reserves will be significantly depleted by the calendar year end of 2009.  This situation may trigger a forced salvage of our oil and gas properties and would result in little or no value remaining for distribution to our shareholders.

Q:           Am I entitled to dissenters’ rights in connection with the merger?

A:           Yes.  You are entitled to dissent to the Plan of Sale and exercise your rights under Colorado law.  However, if holders of more than 5% of our outstanding shares dissent to the Plan of Sale and votes against it, we may abandon the Plan of Sale.  See “The Plan of Sale – Dissenters’ Rights.”

Q:           When and where is the shareholder meeting?

A:           The special meeting will be held on August 12, 2009 at 10:00 A.M., Mountain time, at the offices of Monument at 2050 South Oneida Street, Suite 106, Denver, Colorado 80224.

Q:           What will happen at the special meeting?

A:           At the special meeting, Monument shareholders will vote on the Plan of Sale and the Conditional Dissolution.

Q:           What do I need to do to vote?

A:           After carefully reading and considering the information contained in this proxy statement, please mail your completed and signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the special meeting.  In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend the special meeting in person.

If you sign and mail your proxy and do not indicate how you want to vote, your proxy will be voted FOR the approval and adoption of the Plan of Sale and FOR the Conditional Dissolution.

Q:           May I change my vote even after returning a proxy card?

A:           Yes.  If you want to change your vote, you may do so at any time before your proxy is voted at the special meeting.  You can do this in one of three ways.  First, you can complete and send a proxy with a later date.  Second, you can send a written notice to the corporate secretary of Monument stating that you would like to revoke your proxy.  Third, you can attend the special meeting and vote in person.  Your attendance at the special meeting alone will not revoke your proxy.

Q:           If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:           No.  You should contact your broker.  You should follow the directions provided by your broker to vote your shares.  Your broker will not vote your shares on the proposals unless your broker receives appropriate instructions from you.  If you do not provide your broker with voting instructions, your shares will be considered present at the special meeting for purposes of determining a quorum but will not be considered to have been voted in favor of approval and adoption of the Plan of Sale or the Conditional Dissolution.  As a result, your shares will be considered to have been voted against approval and adoption of the Plan of Sale and the Conditional Dissolution if you do not give appropriate instructions to your broker.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.  You cannot vote shares held in “street name” by returning a proxy card directly to Monument or by voting in person at the special meeting.

Q:           Who can help answer my questions:

A:           If you have any questions about the proposals or if you need additional copies of this proxy statement or the enclosed property card, you should contact:

Monument Resources, Inc.
A.G. Foust, President
2050 South Oneida Street, Suite 106
Denver, Colorado 80224
Phone:  303-692-9468

RISK FACTORS

Certain risk factors are attendant to our business and operations.  See Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 incorporated by reference herein.  These risks are relevant if we were to continue business as usual if the Plan of Sale is not approved by shareholders or is otherwise not completed.

MARKET PRICE OF MONUMENT’S COMMON STOCK

The following sets forth certain information regarding our common stock taken from the Yahoo! Finance website.  The stock is quoted on the Over-The-Counter Bulletin Board under the symbol “MNMN.”  There is little trading volume in our common stock and the price is volatile because even minor trades cause fluctuations.

	Bid Price		Total
Month	High	Low	Volume

May-09	$0.08	$0.06	103,600
April-09	0.08	0.06	5,000
March-09	0.06	0.05	5,000
February-09	0.14	0.05	35,000
January-09	0.14	0.14	-0-

December-08	0.22	0.14	41,800
November-08	0.22	0.22	-0-
October-08	0.30	0.15	110,000
September-08	0.30	0.20	18,800
August-08	0.21	0.21	-0-
July-08	0.25	0.21	36,100
June-08	0.42	0.23	60,600
May-08	0.35	0.19	45,900
April-08	0.19	0.19	-0-
March-08	0.19	0.11	20,000
February-08	0.11	0.11	-0-
January-08	0.13	0.10	66,400

December-07	0.19	0.10	36,500
November-07	0.19	0.19	-0-
October-07	0.19	0.18	2,000
September-07	0.25	0.18	1,000
August-07	0.29	0.21	53,700
July-07	0.29	0.29	-0-
June-07	0.31	0.29	102,800

BOOK VALUE OF MONUMENT’S COMMON STOCK

At March 31, 2009, the book value of our common stock was approximately $0.15 per share.  Book value is not necessarily indicative of actual or fair value.

THE SPECIAL MEETING

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by the board of directors for use at the special meeting of shareholders, including any adjournment or postponement of the meeting.

Date, Time and Place

The special meeting will be held on Thursday, August 12, 2009, at 10:00 a.m., Mountain time, at our offices at 2050 South Oneida Street, Suite 106, Denver, Colorado 80224.

Purpose of the Special Meeting

At the special meeting and any adjournment and postponement thereof, Monument shareholders will be asked to:

1.            To consider and vote upon a proposal to approve and adopt the Plan of Sale, pursuant to which Monument’s board of directors will be given discretionary authority to sell all right, title and interest in our Kansas gas properties and pipeline and equipment and miscellaneous assets, as described under “Plan of Sale”;

2.            To consider and vote upon a proposal giving Monument’s board of directors the discretionary power to dissolve Monument as a Colorado corporation as described under “The Conditional Dissolution”; and

3.            To transact such other business as may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

The matters to be considered at the special meeting are of great importance to our shareholders.  Accordingly, shareholders are urged to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed pre-addressed postage-paid envelope.

Vote Required

In order for the proposals to become effective, the holders of at least a majority of the shares of our common stock outstanding as of the record date must vote to approve and adopt each proposal.  However, if the Plan of Sale proposal is not approved or, if approved, a sale of the Kansas Properties is not completed within one year from the date of the special meeting, the board of directors will not implement the Conditional Dissolution proposal even if it is approved.  As discussed below, abstentions and broker non-votes will each have the same effect as a vote against the proposals.

Recommendation of the Board of Directors

After careful consideration, our board of directors has unanimously determined it desirable and in the best interests of Monument and its shareholders that we proceed with the Plan of Sale and unanimously recommends that you vote FOR the proposal to approve and adopt the Plan of Sale.  In addition, our board of directors unanimously recommends that the Conditional Dissolution also be approved by shareholders for the reasons discussed below.

Record Date; Shares Entitled to Vote

Only holders of our common stock at the close of business on July 3, 2009, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.  On the record date, 7,869,000 shares of our common stock were issued and outstanding and there were approximately 100 record owners of our common stock.  Shareholders on the record date are each entitled to one vote per share of our common stock on each of the proposals.

Quorum; Abstentions and Broker Non-Votes

A quorum of our shareholders is required to hold a meeting of shareholders.  A majority of our shares of common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the special meeting in order for a quorum to be present.  Our transfer agent will act as inspector of elections at the special meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to our shareholders at the special meeting.  If a quorum is not present, we expect that the special meeting will be adjourned to allow additional time to obtain additional proxies or votes.  At any reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the special meeting.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  The approval and adoption of the Plan of Sale and the Conditional Dissolution are not considered routine matters.  Accordingly, brokers will not have discretionary voting authority to vote your shares at the special meeting.  A “broker non-vote” occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares.  A broker will not be permitted to vote on the proposals without instruction from the beneficial owner of the shares of our common stock held by that broker.  Abstentions and broker “non-votes” count as present for purposes of establishing a quorum described above, but will not be voted on the proposals.  Consequently, abstentions and broker “non-votes” will have the same effect as a vote against the proposals.  Consequently, shareholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in “street name.”

Shares Owned and Voted by Directors and Officers and Others

At the close of business on the record date for the special meeting, directors and executive officers of Monument, one major shareholder, and the wife of a director beneficially owned and were entitled to vote, in the aggregate, 4,126,912 shares of our common stock.  These shares represent approximately 52% of our common stock outstanding as of the record date.

Each of these individuals has indicated to us that he or she intends to vote all of his or her shares for each of the proposals unless more than 5% of our common stock elects to exercise their dissenters’ rights in which event such persons may or may not vote for the proposals.

Voting Procedures

You may vote in person at the special meeting or by proxy.  We recommend that you vote by proxy even if you plan to attend the special meeting.  You can change your vote at the special meeting at any time before the voting has been completed.

Shareholders holding shares of our stock directly as shareholders of record or in “street name” may direct the voting of their shares without attending the special meeting.  Shareholders may vote by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees.

Shareholders of record may submit proxies by completing, signing and dating the enclosed proxy card for the special meeting and mailing it in the enclosed pre-addressed postage-paid envelopes.  All shares represented by properly executed proxies received in time for the special meeting and not revoked will be voted at the special meeting, and at any adjournment or postponement of the meeting, in accordance with the instructions contained in the proxies.  Properly executed proxies that do not contain voting instructions will be voted FOR the approval and adoption of the Plan of Sale and FOR approval of the Conditional Dissolution.

If your broker holds your shares of common stock for you in “street name,” you should instruct your broker to vote your shares, following the directions your broker provides to you.  Check the material your broker sends you or call your account representative for more information.  In the event you do not instruct your broker how to vote any shares held for you in street name, your shares will not be voted for the approval and adoption of the Plan of Sale or for approval of the Conditional Dissolution.

Shareholders of record may also vote in person at the special meeting by submitting their proxy cards or by filling out a ballot at the special meeting.

Revoking Your Proxy

You may revoke your proxy at any time before the proxy is voted at the special meeting by:

•	submitting a written notice of revocation to our corporate secretary at 2050 South Oneida Street, Suite 106, Denver, Colorado 80224 bearing a later date than the proxy;

•	granting a duly executed proxy relating to the same shares and bearing a later date (which automatically revokes the earlier proxy) and delivering it to our corporate secretary; or

•	by attending the special meeting and voting in person.

Simply attending the special meeting will not revoke a proxy.  If you do not hold your shares of common stock in your own name, you may revoke a previously granted proxy by following the revocation instructions provided by the bank, broker or other party that is the record owner of the shares.

Solicitation of Proxies and Expenses

We are soliciting proxies for the special meeting from our shareholders.  We will bear the expenses of preparing and mailing this proxy statement to our shareholders.  In addition to solicitation by mail, our directors, officers and employees may solicit proxies from shareholders by telephone, facsimile or in person.  Following the original mailing of the proxies and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies.  In such cases, we, upon the request of the record holders, will reimburse those holders for their reasonable expenses.

Dissenters’ Rights

Shareholders are entitled to dissent from the Plan of Sale and, subject to various conditions, receive cash for their shares if the Plan of Sale is consummated.  To do this, dissenting shareholders must follow required procedures which are described in detail in “The Plan of Sale – Dissenters’ Rights.”  If shareholders owning more than 5% of our outstanding common stock file proper notices with us regarding their intent to assert dissenters’ rights, the Plan of Sale, even if approved may not be implemented by our board of directors.

Other Matters

The board of directors is not aware of any other business to be brought before the special meeting or any adjournment or postponement of the meeting.  If, however, other matters are properly brought before the special meeting or an adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of June 22, 2009 by:

•	each person whom we know beneficially owns more than 5% of our common stock;

•	each director;

•	each of our executive officers; and

•	our directors and executive officers as a group.

	Common Stock Beneficially Owned(1)

Names and Addresses of Beneficial Owner	Number		Percent

Directors and Executive Officers

A.G. Foust, President and a director 2050 South Oneida Street, Suite 106 Denver, Colorado 80224	2,476,912	(2)(3)(5)	29.4%

James J. Benner, Vice President of Operations, Corporate Secretary and a director 2050 South Oneida Street, Suite 106 Denver, Colorado 80224	4,150,000	(4)(5)	40.7%

John J. Womack, a director 208 East Bannock Dillon, Montana 59725	300,000	(6)	--

5% Shareholders

MNB Energy, LLC 1521 Oxbow Drive, Suite 210 Montrose, Colorado 81401	4,000,000	(4)	40.5%

All directors and officers as a group(7)	4,126,912		52.4%

(1)
The percentages shown are calculated based upon 7,869,000 shares of common stock outstanding on June 22, 2009.  The numbers and percentages shown include the shares of common stock actually owned as of June 22,  2009 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.  In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of June 22, 2009 upon the exercise of warrants are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)	Includes presently exercisable warrants to purchase 400,000 shares of common stock at $0.40 per share until March 4, 2010.

(3)	Includes 182,500 shares of common stock held by his wife; Mr. Foust disclaims beneficial ownership of these shares.

(4)
Includes presently exercisable warrants to purchase 2,000,000 shares of common stock at $0.40 per share until March 4, 2010.  The shares and warrants are owned by MNB Energy, LLC (“MNB”).  Mr. Benner holds a 10% membership interest in MNB, is identified in SEC filings as an affiliate thereof and therefore may be deemed to be a beneficial owner of the shares and warrants held by MNB.

(5)	Also includes 150,000 presently exercisable options having an exercise price of $0.30 per share expiring July 1, 2013.

(6)	Also includes 100,000 presently exercisable options having an exercise price of $0.30 per share expiring July 2013.

(7)	Based on actual shares presently outstanding and does not give effect to options or warrants described above.

Except as set forth above, each person has sole investment and voting power over the shares stated as beneficially owned.  We are unaware of any arrangements, including a pledge of securities, that could result in a change in our control.

PROPOSAL NO. 1
THE PLAN OF SALE

The following proposal will be offered by the board of directors at the special meeting:

RESOLVED, that the board of directors shall be granted full authority to bind Monument to a definitive agreement(s) to sell substantially all of Monument’s assets to third parties through a properly conducted auction or negotiated transaction(s) and the board of directors shall have full authority to close any such agreement(s) and to use the proceeds from such sale(s) to distribute to Monument’s shareholders pursuant to a cash dividend.

Background

In early 2005, we entered into an agreement to sell our oil and gas properties to an unaffiliated third party.  The sale did not close because of the purchaser’s inability to obtain satisfactory financing.  Although we have had discussions with other parties since that time, none resulted in serious negotiations or definitive contracts.

In early 2008, we decided to attempt to raise capital to undertake a small recompletion program on our Kansas Properties.  During this time period, oil and gas prices began to rise achieving historically high prices in mid 2008.  We were able to raise $600,000 from the sale of our common stock (with warrants attached) at $0.25 per share.  In 2008 and early 2009 we reworked four wells and improved our operational capability by purchasing an additional work over rig.  However, oil and gas prices precipitously dropped to a point at which we could not be profitable.  Specifically, prices we received from gas sales fell from $11.10 per mcf in July 2008 to $2.56 per mcf in May 2009.

In May 2009, after a number of informal discussions, our board of directors held a meeting during which it was determined, after careful consideration, that it would be in the best interest of our shareholders that the Kansas Properties be sold, and that the cash proceeds, along with our remaining cash and proceeds from the sale of our miscellaneous equipment and land, be distributed to our shareholders.

Of the methods of selling oil and gas properties, the most attractive to us would be an auction, for cash, conducted by a reputable auction company marketed to thousands of its contacts on a nationwide basis.  These auctions are conducted in a typical physical auction with internet hook-ups about a month after technical information packages have been made available to prospective bidders.  Properties are sold on an “as is, where is” basis immediately following the auction.  Another method of sale may be directly negotiated sales to third parties.

Reasons for the Plan of Sale

The major factors considered by our board of directors in proposing that the Plan of Sale be approved and adopted by our shareholders were:

Oil and Gas Prices.  Current low gas prices being received by us will allow only break-even or losses from operations.  Moreover, we cannot be sure that gas prices will increase significantly in the near or mid-term future, or at all.  Because of the nature of our fixed expenses, including auditing and legal expenses associated with SEC reporting requirements, we have few variable expenses that can be reduced during these difficult times.  Our cash position will not be sufficient to sustain our existence and fund our losses over any extended period of time assuming current gas prices.

Lack of Development Capital.  We have approximately 50 existing well bores on our Kansas Properties that can be recompleted in the Riverton coal formation.  The cost of such development could range from between $1.5 million to $3 million.  There are other similar prospects owned by others near our Kansas Properties which might be obtainable to further expand projects around our pipeline facilities.  Our properties are not economic at current gas prices given our small production volume.  Production must be increased significantly and if prices rise, the Kansas Properties would likely be profitable.  However, we do not have adequate capital or recurring cash flow from operations, or the prospect of obtaining either in the near term, to undertake any significant development program to substantially increase production volumes.  Our lack of capital and poor prospects of obtaining funding in the current economic environment was also a major consideration in our board’s decision to attempt to sell our Kansas Properties and preserve value for our shareholders.

    Our Stock is Illiquid.  Even through our shares are quoted on the Over-the-Counter Bulletin Board (“OTCBB”) there is only sporadic trading of very small volumes.  There is no institutional interest in our stock and no research analysts follow it.  Over the last three months ended May 31, 2009, the high and low bid prices of our stock have been $0.08 and $0.05 and only 113,600 shares in the aggregate have traded.  The market for our shares is illiquid and no appreciable number can be sold at any one time.  In addition and in large part due to this illiquidity, we believe the quoted price of our shares is less than our intrinsic value.  Therefore our board believes that is in our shareholders’ best interest to attempt to obtain for them a cash value higher than they could realize by a possible sale in the OTCBB market.

    Finally, our officers and directors and their affiliates own approximately 52% of our common stock and have in the past expressed to our board their desire to sell shares without further depressing the market or causing even less liquidity for smaller shareholders.  They have agreed to support and vote for the Plan of Sale as being in the best interest of all shareholders.  There are no benefits from the proposed sale that will be realized by our officers or directors, or our affiliates or any of their respective associates that will not be enjoyed by all our shareholders.  These persons will not be allowed to bid in the auction or enter into a privately negotiated transaction to acquire our assets.

Implementation of the Plan of Sale

Our board of directors has determined that our Kansas Properties can best be marketed through a professional oil and gas property auction company.  There are several of these companies operating in the United States.  They typically charge a modest start up fee that covers the cost of preparing a technical bid package for distribution to their nationwide network of potentially interested parties.  An auction is held approximately one month after the bid packages have been circulated.  The auction is conducted simultaneously in person at a physical location and over the internet.  If a bid is determined to be acceptable, bidders insist on closing immediately and will take the properties on an “as is, where is” basis.  The auction company generally receives a success fee of 3%-5% of the sales price.  Although we have held discussions with more than one auction company, at present we have not entered into any agreement with any of them.

Given the nature and timing of the auction process, it is impossible to obtain shareholder approval after a bid is accepted and the sale is closed.  Nor is it possible to know the identity of the purchaser or the purchase price prior to the auction.  Therefore we are asking shareholders to approve our Plan of Sale pursuant to which our Kansas Properties will be sold on terms and condition that are determined by our board of directors in their sole discretion to be in the best interests of our shareholders, including our officers, directors and their affiliates which own 52% of our common stock.

In addition to the auction process described above, we may enter into a negotiated transaction with third parties who learn about us through the auction or otherwise.  Typically, a buyer of a small property such as our Kansas Properties requires an immediate closing and is not interested in a closing that has to be deferred for several months pending shareholder approval.  In the current environment, we have to act very quickly or risk losing the opportunity to the extreme detriment of our shareholders.

Therefore our board of directors believes that to effect a favorable and timely sale of our Kansas Properties, it needs the authorization of our shareholders to enter into and consummate such a sale on terms and conditions our board of directors, in its sole discretion, deems to be in the best interest of all of our shareholders.

    We plan to distribute substantially all the sales proceeds and cash to our shareholders and retain only enough cash to sustain us for a few months to attempt to find a reverse merger candidate.  Estimated cash and sales proceeds available for distribution to shareholders are estimated to fall with the following ranges:

	Amount			Amount Per Share

Cash on hand	$ 250,000	-	$ 300,000	$ 0.03 - $ 0.04

Proceeds from sale of Kansas
pipeline and oil and
gas properties	$ 700,000	-	$ 1,200,000	$ 0.09 - $ 0.15

Proceeds from sale of Kansas
land and equipment	$ 300,000	-	$ 450,000	$ 0.04 - $ 0.06

Totals	$1,250,000	-	$ 1,950,000	$ 0.16 - $ 0.25

Depending on natural gas prices at the time of sale, we could get more for some of our assets than estimated.  There can be no assurance that any of the foregoing estimates will be realized.

The sale of our Kansas properties may not occur for a number of reasons;

(a)	Any offers received may not be high enough to be acceptable to our Board of Directors.
(b)	A successful bidder or negotiated buyer may withdraw its offer or fail to close for reasons unknown.
(c)	Commodity prices for natural gas may further weaken and discourage any potential buyers from bidding or making an offer.
(d)	While we believe that we have good title to our properties, a buyer or bidder may not accept our assignments as not meeting its internal title standards.
(e)	Our properties may be too small to attract any viable bidders or too small to warrant larger bidders to conduct a due diligence examination or devote other resources to considering our proposed sale.

Our board of directors recommends that shareholders approve and vote FOR Proposal No. 1, the Plan of Sale.

PROPOSAL NO. 2
THE CONDITIONAL DISSOLUTION

The following proposal will be offered by the board of directors at the special meeting:

RESOLVED, that the board of directors be granted authority to dissolve Monument if the Plan of Sale is completed and if Monument has not entered into a reverse merger or similar transaction with a third party within eighteen months after the date of the special meeting.

Discussion of Proposal

We are asking our shareholders to approve the dissolution of Monument if deemed to be in the best interest of shareholders in the board of director’s sole discretion.  Under Colorado law, a plan of dissolution can be conditional.  Therefore our board of directors will instruct our officers to dissolve Monument under Colorado law if the Plan of Sale has been completed and if, after a period of eighteen months, the officers have been unable to locate a company or business willing to effect a reverse merger or similar transaction with us.

In a reverse merger, a private company is merged with a publicly traded shell company which we would be if the Plan of Sale is completed.  The publicly traded corporation is called a “shell” since all that exists of the original company is its organizational structure after the sale or disposition of its assets.  The private company shareholders receive a substantial majority of the shares of the public company in the reverse merger and control of its board of directors.  The transaction can be accomplished within weeks.  If the shell is an SEC-registered company such as us, the private company does not go through an expensive and time-consuming review with state and federal regulators because this process was completed beforehand with the public company.  There are significant after the fact SEC filings required of the newly reorganized company.

The transaction involves the private and shell company exchanging information with each other, negotiating the merger terms and signing a merger agreement.  At the closing, the shell company issues a substantial majority of its shares and board control to the shareholders of the private company.  The private company’s shareholders pay for the shell company by contributing their shares or assets in the private company to the shell company that they now control.  This share exchange and change of control completes the reverse merger, transforming the formerly privately held company into a publicly held company.

Although we will attempt to effect a reverse merger if our Kansas Properties are sold, there is no assurance that we will be able to attract a suitable reverse merger partner or that our shareholders will ultimately realize any value from shares they own after any reverse merger.  Typically, shareholders of a shell company retain 5-10% of the post merger outstanding shares.

    If a shareholder votes for the Conditional Dissolution, such shareholder is not voting for a reverse merger.  Depending on how any such reverse merger is structured, it may or may not require shareholder approval.  If it does require such approval, another special meeting of our shareholders will be held and a new proxy statement will be provided.

During the period of up to eighteen months during which we will attempt to enter into a reverse merger, it will be necessary for us to keep current our reports to the SEC.  If our properties have been sold and we have no operations, this should not be a difficult task.

THE CASH DISTRIBUTION

If the Plan of Sale is adopted and a sale of our Kansas Properties is completed, your board of directors intends to declare a cash distribution to shareholders of from $0.16 to $0.25 per share.  The actual cash distribution could be slightly more or less than the amount shown depending on the timing and terms of the sale of other assets.  This distribution may be made in one or more payments and is expected to be made within 120 days after the sale of our Kansas Properties.  Only record and beneficial owners of our shares as of the Final Record Date to be determined in the future by our board of directors will be entitled to receive the cash distribution.

Our stock has languished in the market place and has no institutional or broker-dealer support, hence it is essentially illiquid.  The cash distribution will provide liquidity to our shareholders since only small amounts can be traded without depressing our market price significantly.

After the cash distribution, your board intends to maintain Monument as an SEC reporting public company while it investigates the possibility of finding reputable persons with suitable business opportunities who are looking for a reverse merger candidate.  A reverse merger is a stock merger with a private company that assumes control of the public company and obtains ownership of a preponderance of the merged company’s equity securities.  Generally, the public company’s existing shareholders retain 5% to 10% of the merged company’s equity and the new ownership group receives 90% to 95% of the equity.  These percentages vary depending on the nature of the business opportunity and whether the public company also receives a cash payment for its shareholders.

We intend to withhold approximately $100,000 to $150,000 of any proceeds from the Plan of Sale (depending on the amount of sales proceeds) in order to maintain Monument’s existence and public company status during the 18 month period following the sale of our assets in which we seek to locate a reverse merger candidate.

The foregoing possibility could enable existing Monument shareholders to realize future value if the acquired business opportunity is successful.  Any holders dissenting from the Plan of Sale will not participate in any such future business opportunity.

DISSENTERS’ RIGHTS

Monument is incorporated under Colorado law.  Under the business corporation laws of Colorado, our shareholders have the right to dissent from the Plan of Sale and, subject to certain conditions provided for under the Colorado dissenters’ rights statutes, are entitled to receive payment of the fair value of their common stock if the Plan of Sale is consummated.  Our shareholders will be bound by the terms of the Plan of Sale unless they dissent by complying with all of the requirements of the Colorado dissenters’ rights statutes.

The following is a summary of dissenters’ rights available to our shareholders, which summary is not intended to be a complete statement of applicable Colorado law and is qualified in its entirety by reference to Article 113 of the Colorado Business Corporation Act (“CBCA”), which is set forth in its entirety as Annex A to this proxy statement.

Right to Dissent

Our shareholders are entitled to dissent from the Plan of Sale and obtain payment of the fair value of their shares if and when the Plan of Sale is adopted.  “Fair value,” with respect to a dissenters’ shares, means the value of the shares immediately before the adoption of the Plan of Sale, excluding any appreciation or depreciation in anticipation of the Plan of Sale except to the extent that exclusion would be inequitable.  Under Article 113 of the CBCA, a shareholder entitled to dissent and obtain payment for his, her or its shares may not also challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Under Section 7-113-103 of the CBCA a record shareholder may assert dissenters’ rights as to fewer than all shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights.

Section 7-113-103(2) of the CBCA provides that a beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if (a) the beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights and (b) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

We will require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to us that the beneficial shareholder has asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.

Procedure for Exercise of Dissenters’ Rights

The notice accompanying this proxy statement states that our shareholders are entitled to assert dissenters’ rights under Article 113 of the CBCA.  A shareholder who wishes to assert dissenters’ rights shall:  (a) cause Monument to receive, before the vote is taken on the Plan of Sale at the special meeting, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the Plan of Sale is adopted; and (b) not vote the shares in favor of the Plan of Sale.  A shareholder who does not satisfy the foregoing requirements will not be entitled to demand payment for his or her shares under Article 113 of the CBCA.

Dissenters’ Notice

If the Plan of Sale is approved and adopted at the special meeting, we will send written notice to dissenters who are entitled to demand payment for their shares.  The notice required will be given no later than 10 days after consummation of a sale of our Kansas Properties under the Plan of Sale and will:  (a) state that the Plan of Sale has been completed and state the date of completion, (b) set forth an address at which we will receive payment demands and the address of a place where certificates must be deposited, (c) supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made, (d) set the date by which we must receive the payment demand and certificates for shares, which date will not be less than 30 days after the date the notice is given, (e) state that if a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders each such beneficial shareholder must certify to us that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation of the ability to exercise dissenters’ rights, and (f) be accompanied by a copy of Article 113 of the CBCA.

Procedure to Demand Payment

A shareholder who is given a dissenters’ notice to assert dissenters’ rights will, in accordance with the terms of the dissenters’ notice, (a) cause us to receive a payment demand (which may be a demand form supplied by us and duly completed or other acceptable writing) and (b) deposit the shareholder’s stock certificates.  A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares, and has only the right to receive payment for the shares after adoption of the Plan of Sale.  A demand for payment and deposit of certificates is irrevocable except that if consummation of the Plan of Sale does not occur within 60 days after the date set by us by which we must receive the payment demand, we will return the deposited certificates and release the transfer restrictions imposed.  If consummation of the Plan of Sale occurs more than 60 days after the date set by us by which we must receive the payment demand, then we will send a new dissenters’ notice.  A shareholder who does not demand payment and deposit his or her share certificates as required by the date or dates set forth in the dissenters’ notice will not be entitled to demand payment for his, her or its shares under Article 113 of the CBCA, and he, she or it will receive cash consideration for each of his, her or its shares equal to the per share price received by non-dissenting shareholders.

Payment

At the receipt of a payment demand or upon consummation of the Plan of Sale, whichever is later, we will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph our estimate of the fair value of the dissenter’s shares plus accrued interest.  Payment shall be accompanied by an audited balance sheet as of the end of our most recent fiscal year or, an audited income statement for that year, and an audited statement of changes in shareholders’ equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements, if any, for the interim period, which interim financial statements will be unaudited.  Payment will also be accompanied by a statement of the estimate by us of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter’s right to demand payment and a copy of Article 113 of the CBCA.  With respect to a dissenter who acquired beneficial ownership of his, her or its shares after our first announcement of the Plan of Sale, or who does not certify that his, her or its shares were acquired before that date, we may, in lieu of making the payment described above, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

If Dissenter is Dissatisfied with Offer

If a dissenter disagrees with our payment or offer, such dissenter may give notice to us in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior thereto, or reject our offer and demand payment of the fair value of the shares and interest due if:  (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated, (b) we fail to make payment within 60 days after the date set by us by which we must receive the payment demand or (c) we do not return deposited certificates if adoption of the Plan of Sale is 60 days after the date set by us by which the payment demand must be received by the shareholder asserting dissenters’ rights.  A dissenter waives the right to demand payment under this paragraph unless he or she causes us to receive the notice referenced in this paragraph within 30 days after we make or offer payment for the shares of the dissenter, in which event, such dissenter will receive all cash for his or her shares in an amount equal to the amount paid or offered by us.

Judicial Appraisal of Shares

If a demand for payment made by a dissenter as set forth above is unresolved, we may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest.  If we do not commence the proceeding within the 60 day period, we shall pay to each dissenter whose demand remains unresolved the amount demanded.  We must commence any proceeding described above in the District Court of the County of Denver, Colorado.  We shall make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties shall be served with a copy of the petition.  Jurisdiction in which the proceeding is commenced is plenary and exclusive.  One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers will have the power described in the court order appointing them.  The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings.  Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, to exceed the amount paid by us, or for the fair value, plus interest, of a dissenters’ shares for which we elected to withhold payment.

Court and Counsel Fees

The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court will assess the costs against us; except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment.  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:  (a) against us and in favor of the dissenters if the court finds that we did not substantially comply with our obligations under the dissenters’ rights statute, or (b) against either us or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Article 113 of the CBCA.  If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to such counsel reasonable fees to be paid out of the amount awarded to the dissenters who were benefited.

Any written notice required to be sent to us by a shareholder electing to exercise his or her dissenter’s rights under Article 113 of the CBCA should be to A.G. Foust, President, at the offices of Monument, 2050 South Oneida Street, Suite 106, Denver, Colorado 80224.

Limitation on Dissenter’s Rights

    Notwithstanding anything above, our board of directors and our major shareholders have agreed to retain the right to abandon the Plan of Sale if holders of more than 5% of our shares seek to assert dissenters’ rights.  We believe that to not limit the number of possible dissenting shares would expose us and our remaining shareholders to unfair risks associated with the ultimate sale of our Kansas Properties and could lead to dissenter’s getting a preferential and unfair payment because if dissenter’s rights are asserted and perfected by a shareholder, but we and the shareholder are unable to agree on the value of the shares, the matter is settled in litigation and determined by a court.  If a significant number of shares dissent, the dispute could take a considerable amount of time to resolve during which we would have no idea of how much to reserve for or what value a court with no oil and gas experience might find.  Hence, the distribution to our shareholders on a timely basis could be jeopardized or the value attributed to dissenting shares could be greater than the dissenting shareholder’s otherwise pro rata share of our assets reducing amounts payable to remaining shareholders.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about Monument from reports and documents that it has filed with the Securities and Exchange Commission, not all of which are included in, or delivered with, this proxy statement.  This information will be promptly submitted to you without charge upon your written or oral request.  You can obtain these documents by requesting them in writing, or by telephone, from:

Monument Resources, Inc.
2050 South Oneida Street, Suite 106
Denver, Colorado  80224
(303) 692-9468

WHERE YOU CAN FIND MORE INFORMATION

Monument files annual, quarterly and special reports with the SEC under the Securities Exchange Act of 1934, as amended.  You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F. Street, NE, Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.  The filings of Monument with the SEC are also available to the public from commercial document retrieval services and at no cost from the web site maintained by the SEC at “http://www.sec.gov”.

ANNEX A

Dissenters’ Rights Under the Colorado Business Corporation Act

7-113-101.          Definitions

For purposes of this article:

(1)	“Beneficial shareholder” means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	“Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3)	“Dissenter” means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4)
“Fair value”, with respect to a dissenters’ shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)
“Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6)
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7)	“Shareholder” means either a record shareholder or a beneficial shareholder.

7-113-102.         Right to dissent

(1)	A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any of the following corporate actions:

(a)	Consummation of a plan of merger to which the corporation is a party if:

(I)	Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II)	The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c)	Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

(d)
Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

(1.3)
A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, [FN1] or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a)	The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders’ meeting at which the corporate action is submitted to a vote;

(b)	The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c)	The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8)	The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder’s shares, pursuant to the corporate action, anything except:

(a)	Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b)
Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c)	Cash in lieu of fractional shares; or

(d)	Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2)	Deleted by Laws 1996, H.B. 96-1285, § 30, eff. June 1, 1996.

(2.5)
A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3)
A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder’s shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4)
A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103.         Dissent by nominees and beneficial owners

(1)
A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters’ rights.  The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)	A beneficial shareholder may assert dissenters’ rights as to the shares held on the beneficial shareholder’s behalf only if:

(a)	The beneficial shareholder causes the corporation to receive the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b)	The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3)
The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters’ rights as to all such shares as to which there is no limitation on the ability to exercise dissenters’ rights.  Any such requirement shall be stated in the dissenters’ notice given pursuant to section 7-113-203.

7-113-201.         Notice of dissenters’ rights

(1)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters’ rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting.  Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders’ meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7- 113-202(1).

(2)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters’ rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders’ meeting.  Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder’s shares under this article by reason of the shareholder’s failure to comply with the provisions of section 7- 113-202(2).

7-113-202.         Notice of intent to demand payment

(1)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is submitted to a vote at a shareholders’ meeting and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters’ rights shall:

(a)
Cause the corporation to receive, before the vote is taken, written notice of the shareholder’s intention to demand payment for the shareholder’s shares if the proposed corporate action is effectuated; and

(b)	Not vote the shares in favor of the proposed corporate action.

(2)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters’ rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters’ rights shall not execute a writing consenting to the proposed corporate action.

(3)	A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder’s shares under this article.

7-113-203.         Dissenters’ notice

(1)
If a proposed corporate action creating dissenters’ rights under section 7-113-102 is authorized, the corporation shall give a written dissenters’ notice to all shareholders who are entitled to demand payment for their shares under this article.

(2)
The dissenters’ notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters’ rights under section 7-113-102 and shall:

(a)	State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b)	State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)	Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e)
Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f)	State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

(g)	be accompanied by a copy of this article.

7-113-204.         Procedure to demand payment

(1)	A shareholder who is given a dissenters’ notice pursuant to section 7-113- 203 and who wishes to assert dissenters’ rights shall, in accordance with the terms of the dissenters’ notice:

(a)	Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

(b)	Deposit the shareholder’s certificates for certificated shares.

(2)
A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder’s exercise of dissenters’ rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3)	Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

(4)
A shareholder who does not demand payment and deposit the shareholder’s share certificates as required by the date or dates set in the dissenters’ notice is not entitled to payment for the shares under this article.

7-113-205.         Uncertificated shares

(1)
Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2)	In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206.         Payment

(1)
Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters’ rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, the amount the corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.

(2)	The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a)
The corporation’s balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders’ equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b)	A statement of the corporation’s estimate of the fair value of the shares;

(c)	An explanation of how the interest was calculated;

(d)	A statement of the dissenters’ right to demand payment under section 7- 113-209; and

(e)	A copy of this article.

7-113-207.         Failure to take action

(1)
If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)
If the effective date of the corporate action creating dissenters’ rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters’ notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208.         Special provisions relating to shares acquired after announcement of proposed corporate action

(1)
The corporation may, in or with the dissenters’ notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters’ rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenters’ payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters’ rights are asserted) acquired beneficial ownership of the shares before that date.  With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters’ rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2)	An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

§ 7-113-209.      Procedure if dissenter is dissatisfied with payment or offer

(1)
A dissenter may give notice to the corporation in writing of the dissenter’s estimate of the fair value of the dissenter’s shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation’s offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a)	The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b)	The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

(c)	The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

(2)
A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

  7-113-301.       Court action

(1)
If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)
The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation’s principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located.  If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3)
The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition.  Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter’s payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation’s current record of shareholders for the record shareholder holding the dissenter’s shares, or as provided by law.

(4)
The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or in any amendment to such order.  The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)
Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter’s shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.         Court costs and counsel fees

(1)
The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court.  The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2)	The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)	Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

(b)
Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3)
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

MONUMENT RESOURCES, INC.

August 12, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MONUMENT RESOURCES, INC. PURSUANT TO THE PROVISIONS OF THE COLORADO BUSINESS CORPORATION ACT.

    The undersigned shareholder of Monument Resources, Inc. (“Monument”) having received the Notice of Special Meeting dated July 14, 2009 of the Special Meeting of Shareholders (“Special Meeting”) and the Proxy Statement dated July 14, 2009 hereby nominates, constitutes, appoints and authorizes A.G. Foust, President of Monument as attorney of the undersigned with power of substitution, as proxy for me and in my name, place and stead, to vote all the common shares of Monument standing in my name on its books on July 3, 2009, at the Special Meeting to be held on August 12, 2009 at 10:00 A.M. MST at Monument’s offices being located at 2050 South Oneida, Suite 106, Denver, Colorado 80224 or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MONUMENT PURSUANT TO THE PROVISIONS OF THE COLORADO BUSINESS CORPORATION ACT.  A Vote FOR Proposals 1 and 2 are recommended.  When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder.  If no direction is specified, this proxy will be voted FOR Proposals 1 and 2.

The above-named Attorneys and Proxies are instructed to vote all the undersigned’s shares as follows:

1.	THE SALE OF MONUMENT’S ASSETS.

To consider and approve the board of directors resolution as set forth in Proposal 1 of the Proxy Statement dated July 14, 2009 to grant our board of directors the discretionary authority to sell substantially all of Monument’s assets.

[   ] FOR                                [   ] AGAINST                                                     [   ] ABSTAIN

The board of directors recommends a vote FOR the foregoing Proposal.

2.	CONDITIONAL DISSOLUTION OF MONUMENT.

To consider and approve the board of director’s resolution as set forth in Proposal 2 of the Proxy Statement dated July 14, 2009 to authorize our board of directors to dissolve Monument under certain conditions described therein.

[   ] FOR                                [   ] AGAINST                                                     [   ] ABSTAIN

The board of directors recommends a vote FOR the foregoing Proposal.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Dated this _____ day of _______________________, 2009

_______________________________________________________________________
Signature(s) of Shareholder(s)

_______________________________________________________________________
Please print name(s)

_______________________________________________________________________
Street Address

Please complete, date and sign exactly as your name(s) appear on your stock certificate.  Joint owners should each sign personally.  Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.  For shares held by a corporation, please affix its corporate seal.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, OR BY FACSIMILE AT 303-692-9782

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)
[X]	Annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended September 30, 2008.

[ ]	Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934.

Commission file number   33-15528

MONUMENT RESOURCES, INC.
(Name of small business issuer in its charter)

Colorado	84-1028449
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2050 South Oneida Street, Suite 106, Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

(303) 692-9468
Issuer's telephone number

Securities registered under Section 12(b) of the Exchange Act:  None.

Securities registered under Section 12(g) of the Exchange Act:  Common Stock, No Par Value.

Indicate by check mark if the registrant is a well known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes   ___          No      X

Indicate by check mark the if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act.
Yes   ___          No      X

Check whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
      Yes   X               No __

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	___
Accelerated filer	___
Non-accelerated filer	___
Smaller reporting company	X

Indicate by check mark whether the registrant is a shell company (as described in Rule 12b-2 of the Exchange Act).
Yes ___      No    X

The registrant had 7,719,000 shares of its common stock outstanding at December 8, 2008.  Of these shares 3,492,088 are held by non-affiliated persons and the aggregate market value of such shares based on the bid price of the registrant’s common stock on December 8, 2008 was approximately $558,734.

Documents incorporated by reference:  None.

PART I

ITEM 1.  BUSINESS.

This Report contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed herein.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Item, in Item 1A under “Risk Factors” and in Item 7 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

(a) General Development Of Business.  We were incorporated as Copper Mountain Ventures, Inc. under the laws of the State of Colorado on October 1, 1984.  Our name was later changed to Monument Resource Development, Inc. and lastly, in June 1987 to Monument Resources, Inc.

(b) Narrative Description Of Business.  Our primary activities have been to search for, acquire, evaluate, and market oil and gas and mineral properties and interests therein.  Although we have acquired properties in the past, we may not be able to acquire additional properties in the future because of our limited financial resources and industry competition.

(c) Employees and Consultants.   We currently have four full-time employees, A.G. Foust, President, James J. Benner, Vice President Operations, Jeff D. Ogden, Kansas Gas Field Supervisor and a field assistant; and part-time office and accounting consultants.  We may hire additional personnel as required by our operations and may also engage the services of geological and engineering consultants from time to time to assist in our operations.

We own an interest in approximately 62 gas wells, a gas gathering system and related equipment in Leavenworth County, Kansas.  We continue to evaluate and recomplete our gas wells to determine their potential for additional productivity.  As of December 2008, our aggregate production capability is from 200 to 300 MCF of gas per day.  We expect the daily production capability to increase with the recompletion of additional wells.  We have been able to sell all our production during the winter months, but have been limited to from 150 to 250 MCF per day during the warmer months.  We also operate two workover rigs and related equipment which have allowed us to workover our wells on a timely basis.

PRINCIPAL PRODUCTS PRODUCED AND SERVICES RENDERED

Our product during the fiscal year ended September 30, 2008, was natural gas and crude oil.   Natural gas and other petroleum products are generally sold to various producers, including pipeline companies, which usually service the area in which producing wells are located.  In the fiscal year ended September 30, 2008, crude oil and natural gas sales accounted for $387,669, which was all of our revenues.

ITEM 1A.  RISK FACTORS

RISK FACTORS RELATED TO OUR COMPANY

Dependence upon one or a few major customers

In the fiscal year ended September 30, 2008, one company purchased 93% of our total oil and gas production. The availability of oil and gas purchasers is such, however, that any buyer discontinuing purchases from us might be replaced by another buyer.  However, as our current gas production is sold to one gas purchaser into a low pressure gas pipeline system, any gas sales to another purchaser would require significant investment to deliver our gas to a higher pressure gas pipeline system.

Effect of existing or probable governmental regulation

Oil and gas exploration and production, as well as mining activities, are subject to significant governmental regulation including worker health and safety laws, employment regulations, and environmental regulations.  Operations, which sometimes occur on public lands, may be subject to regulation by, among other state and federal agencies, the Bureau of Land Management, the U.S. Army Corps of Engineers or the U.S. Forest Service.

Costs and effects of compliance with environmental laws (federal, state, and local)

Because we are engaged in exploiting natural resources, we are subject to various federal, state, and local provisions regarding environmental and ecological matters.  Therefore, compliance with environmental laws may necessitate significant capital outlays, may materially affect our earnings potential, and could cause material changes in our proposed business.  At the present time, however, the existence of environmental laws does not materially hinder nor adversely affect our business.  Capital expenditures relating to environmental control facilities have not been material to our operations since our inception.

We are a small company with limited proved reserves and may not become profitable.

To date, we have undertaken limited exploration and development activities and we have only a modest volume of proved reserves on our producing properties.  We have incurred net losses to date and do not expect to generate profits in the short term.  To become profitable, we need to be successful in our acquisition, exploration, development, and production activities all of which are subject to many risks beyond our control.  Unless we sell sufficient volumes of gas to cover our expenses, we will not become profitable.  Even if we become profitable, we cannot assure you our profitability will be sustainable or increase on a periodic basis.

Exploration activities expose us to greater risks than are generally encountered in later-stage oil and gas property development businesses.

Some of our anticipated activity will involve drilling exploratory wells or reentry and workover activities on properties with small or no proved oil and gas reserves.  While all drilling (whether development or exploratory) involves risks, exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of oil and gas.  The economic success of any project will depend on numerous factors, including, but not limited to, the ability to estimate the volumes of recoverable reserves relating to the project, rates of future production, future commodity prices, investment and operating costs, and possible environmental liabilities.  All of these factors may impact whether a project will generate cash flows sufficient to provide a suitable return on investment.  If we experience a series of failed drilling projects, our business, results of operations, and financial condition could be materially adversely affected.

Unless we generate sufficient revenue, we will require outside financing, which may not be available on favorable terms or at all.

Until we can fully finance our operations from our cash reserves and from revenues we generate, we may need to seek financing from other sources, whether by selling our capital stock, entering into debt finance arrangements, or otherwise, and may need to do so in the foreseeable future.  We cannot assure you we will be able to secure equity or debt financing on favorable terms or at all.  If we require but cannot secure outside financing, we could be forced to substantially curtail our operations or cease business altogether, which would result in a substantial reduction or elimination of the value of our then-outstanding equity.

Oil and gas reserves decline once a property becomes productive, and we will need to find new reserves to sustain revenue growth.

Even if we add gas reserves through our exploration activities, our reserves will decline as they are produced.  We will be constantly challenged to add new reserves through further exploration or further development of our existing or future properties.  There can be no assurance our exploration and development activities will be successful in adding new reserves.  If we fail to replace reserves, our level of production and cash flows will be adversely impacted.

Estimating our reserves, production and future net cash flow is difficult to do with any certainty.

Estimating quantities of proved oil and gas reserves is a complex process.  It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors, such as future commodity prices, production costs, severance and excise taxes, capital expenditures and workover and remedial costs, and the assumed effect of governmental regulation.  There are numerous uncertainties about when a property may have proved reserves as compared to potential or probable reserves.  Actual results most likely will vary from our estimates.  Also, the use of a 10% discount factor for reporting purposes, as prescribed by the SEC, may not necessarily represent the most appropriate discount factor, given actual interest rates and risks to which our business or the oil and gas industry in general is subject.  Any significant inaccuracies in these interpretations or assumptions or changes of conditions could result in a reduction of the quantities and net present value of our reserves.

Quantities of proved reserves are estimated based on economic conditions, including oil and gas prices in existence at the date of assessment.  Our reserves and future cash flows may be subject to revisions based upon changes in economic conditions, including oil and gas prices, as well as due to production results, results of future development, operating and development costs, and other factors.  Downward revisions of our reserves could have an adverse affect on our financial condition, operating results, and cash flows.

We depend on our current management team, the loss of any member of which could delay the further implementation of our business plan or cause business failure.  We do not carry key man life insurance and have not required employment or non-competition agreements.

We have recently expanded our management team and depend on the services of two management members to meet our business development objectives.  As a small company, we expect to encounter difficulty replacing either of them.  The loss of either person on our management team could materially adversely affect our business and operations.  We do not carry key person life insurance for either member of our management team.  We have not required that any officer or employee enter into an employment or non-competition agreement.

We may rely on independent experts and technical or operational service providers over whom we may have limited control.

We used independent contractors to assist us with technical assistance and services.  We also may rely upon the services of geologists, geophysicists, landmen, title attorneys, engineers, and other scientists to analyze our prospects to determine a method in which the prospects may be developed in a cost-effective manner.  Moreover, to the extent our wells hold commercial quantities of oil and gas, we need to rely on third-parties to purchase our production.  Our limited control over the activities and business practices of these providers, any inability on our part to maintain satisfactory commercial relationships with them or meet their quality standards materially and adversely affect our business, results of operations, and financial condition.

We do not always undertake a full title review of, or obtain title insurance on, our properties.

Consistent with industry practice, rather than incur the expense of a formal title examination on an oil or gas property to be placed under lease, we have relied on and plan to continue to rely on the judgment of oil or gas lease brokers or landmen who perform the field work in examining government records before placing a mineral interest under lease.  Although it is customary for an operator of a well to obtain a preliminary title review to ensure there are no obvious title deficiencies prior to the drilling of an oil or gas well, we do not always engage counsel to examine title until just prior to drilling a well.  This could result in our having to cure title defects which could affect marketability and increase costs.  Occasionally the title examination concludes a lease was purchased from someone other than the owner, in which case such lease would be worthless to us and prevent us from recovering our expenditures.

Our review of properties cannot assure all deficiencies or environmental risks may be identified or avoided.

Although we undertake reviews we believe are consistent with industry practice for our projects, these reviews are often limited in scope and may not reveal all existing or potential problems or permit us to become sufficiently familiar with the related properties to assess their deficiencies and capabilities.  Moreover, our inspections may not reveal all structural or environmental problems.  If a property deficiency or environmental problem cannot be satisfactorily remedied, we could lose our entire investment in that property.

Our properties may be subject to substantial impairment of their recorded value.

The accounting rules for our properties which have proven reserves require us to review periodically their carrying value for possible impairment.  If oil and gas prices decrease or if recoverable reserves on a property are revised downward, we may be required to record impairment write-downs, which would result in a negative impact to our financial position.  We also may be required to record impairment write-downs for properties lacking economic access to markets and must record impairment write-downs for leases as they expire, both of which could also negatively impact our financial position.

We have not and cannot fully insure against all risks related to our operations, which could result in substantially claims for which we are underinsured or uninsured.

We are not insured against all risks and have not attempted to insure fully against risks where coverage is prohibitively expensive.  Losses and liabilities arising from uninsured and underinsured events, which could arise from even non catastrophic accidents, could materially adversely affect our business, results of operations, and financial condition.  We do not carry business interruption insurance coverage.  Our exploration, drilling, and other activities are subject to risks such as:

•	fires and explosions;
•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas, or other pollution into the environment, including groundwater and shoreline contamination;
•	abnormally pressured formations;
•	mechanical failures of drilling equipment;
•	personal injuries and death, including insufficient worker compensation coverage for third-party contractors who provide drilling services; and
•	natural disasters, such as adverse weather conditions.

Operational impediments may hinder our access to oil and gas markets or delay our production.

The marketability of our production depends in part upon the availability, proximity, and capacity of pipelines, natural gas gathering systems, and oil collection and transportation facilities.

Any significant change in our arrangement with pipeline owners and oil and gas purchasers or other market factors affecting the overall infrastructure facilities servicing our properties could adversely impact our ability to deliver the oil and gas we produce to markets in an efficient manner or its price.  In some cases, we may be required to shut in wells, at least temporarily, for lack of a market because of the inadequacy or unavailability of oil and gas purchasers.  If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver our production to market.

Our competitors include larger, better financed, and more experienced companies.

The oil and gas industry is intensely competitive and, as a small company, we must compete against larger companies that may have greater financial and technical resources than us and substantially more experience in our industry.  These competitive advantages may better enable our competitors to sustain the impact of higher exploration and production costs, oil and gas price volatility, productivity variances among parties, overall industry cycles, and other factors related to our industry.  Their advantage may also negatively impact our ability to acquire prospective properties, develop reserves, attract and retain quality personnel, and raise capital.

Volatile oil and natural gas prices could adversely affect our financial condition and results of operations.

Our success will be largely dependent on oil and natural gas prices, which are volatile and have recently been at historically high levels and then precipitously dropped.  Any substantial or extended decline in the price of oil and natural gas will have a negative impact on our business operations and future revenues.  Moreover, oil and natural gas prices depend on factors that are outside of our control, such as:

•	weather conditions, including energy infrastructure disruptions resulting from those conditions;
•	changes in the global oil supply, demand and inventories;
•	changes in domestic natural gas supply, demand, and inventories;
•	the price and quantity of foreign imports of oil;
•	political conditions in or affecting other oil-producing countries;
•	general economic conditions in the United States and worldwide;
•	the interdependence of oil and natural gas energy trading companies;
•	the level of worldwide oil and natural gas exploration and production activity;
•	economic and energy infrastructure disruptions caused by actual or threatened acts of war, or terrorist activities particularly with respect to oil producers in the Middle East, Nigeria and Venezuela;
•	technological advances affecting energy consumption; and
•	the price and availability of alternative fuels.

Oil and gas prices may be impacted adversely by new taxes.

The federal, state, and local governments in which we operate impose taxes on the oil and gas products we plan to sell.  Recently, there has been a significant amount of discussion by legislators concerning a variety of energy tax proposals.  In addition, many states have raised state taxes on energy sources and additional increases may occur.  Some of these measures could have an adverse impact on oil and gas prices.

Conducting operations in the oil and gas industry subjects us to complex laws and regulations, including environmental regulations, that can have a material adverse effect on the cost, manner, or feasibility of doing business.

Parties who explore for and exploit, produce, and sell oil and gas in the United States are subject to extensive federal, state, and local laws and regulations, including complex tax laws and environmental laws and regulations, and are required to obtain various permits and approvals from federal, state, and local agencies.  If these permits are not issued or unfavorable restrictions or conditions are imposed on our drilling activities, we may not be able to conduct our operations as planned.  Alternatively, failure to comply with these laws and regulations, including the requirements of obtaining any permits, may result in the suspension or termination of our operations and subject us to administrative, civil, and criminal penalties.  Compliance costs can be significant.  Further, these laws and regulations could change in ways that substantially increase our costs and associated liabilities.  We cannot be certain existing laws or regulations, as currently interpreted or reinterpreted in the future, or future laws or regulation will not harm our business, results of operations and financial condition.  For example, matters subject to regulation and the types of permits required include:

•	water discharge and disposal permits for drilling operations;
•	drilling permits;
•	reclamation;
•	spacing of wells;
•	occupational safety and health;
•	air quality, noise levels, and related permits;
•	rights-of-way and easements;
•	calculation and payment of royalties;
•	gathering, transportation, and marketing of oil and gas;

•	taxation; and
•	waste disposal.

Under these laws and regulations, we could be liable for:

•	personal injuries;
•	property damage;
•	oil spills;
•	discharge of hazardous materials;
•	remediation and clean-up costs;
•	fines and penalties; and
•	natural resource damages.

Risks Related to Our Common Stock

Our directors and executive officers and their affiliates beneficially own a significant percentage of our common stock.

Collectively, our directors and executive officers and their affiliates beneficially own 51% of our outstanding voting common stock assuming no exercise of outstanding warrants or options.  As a result, they are able to substantially influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a recapitalization or other fundamental corporate actions.  This concentration of ownership may have the effect of delaying or preventing a change in control, which may be to the benefit of our directors and executive officers but not in the best interests of our other shareholders.  The concentration of ownership will significantly reduce the capacity of our shareholders who are not officers or directors to change the Board of Directors if they are dissatisfied or disagree with the Board’s oversight of management or determination of business policy, or the decisions of officers who are appointed by the Board.  This lack of control by shareholders who do not constitute officers or directors could cause shareholders to lose all or part of their investment in us.

Provisions in our Articles of Incorporation, our bylaws and Colorado law may make it more difficult to effect a change in control, which could adversely affect the value of our common stock.

Provisions of our Articles of Incorporation, our bylaws, and Colorado law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our shareholders.  We may issue shares of preferred stock in the future without shareholder approval and upon such terms as our Board of Directors may determine.  Our issuance of this preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding stock and potentially prevent the payment of a premium to our shareholders in an acquisition.

We have not paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We anticipate we will retain all future earnings and other cash resources for the operation and development of our business.  Accordingly, we do not intend to declare or pay any cash dividends on our common stock in the foreseeable future.  Payment of future cash dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including our financial condition, results of operations, current and anticipated cash needs and plans for expansion.

Limited marketability.

Although our common stock is listed on the Over-the-Counter Bulletin Board, it is only thinly and sporadically traded.  Our shares are also considered to be a “penny stock” which further limits trading interest and requires brokers to undertake special procedures when purchasing or selling our shares.  Most large brokerage firms will not make a market in penny stocks, nor will they publish analytical coverage or investment recommendations on smaller companies such as ours.

ITEM 1B.    UNRESOLVED STAFF COMMENTS.

         None

ITEM 2.    PROPERTIES.

During the years ended September 30, 2008 and September 30, 2007, we had interests in an oil and gas project.

The following subsections set forth information concerning this project.

OIL AND GAS PROPERTIES

Kansas Gas Project - Leavenworth County, Kansas

We acquired our original interest in this property in April 1996, and acquired additional interests in the area in September 1997, November 2002, January 2003 and August 2006.  The project consists of approximately 4,500 acres of oil and gas leases with rights-of-way and approximately 62 gas wells, over 30 miles of a gas gathering and pipeline system, and necessary equipment and facilities to produce and market the gas production.  Currently, several of these wells are capable of producing an aggregate of from 200 to 300 MCF per day.  During the past four years we have conducted a recompletion program on a number of the wells, which maintained the production at its current level.  We believe a continued modest recompletion program will maintain production.  However, a more aggressive recompletion effort could increase production.  We are currently evaluating the potential of additional zones that may add to the project’s reserves and productivity.   In addition, we are evaluating the acquisition of additional wells and property in the area to enhance the project’s future potential.  We are in the process of testing our most promising  wells to determine their productive capacity and workover potential.  Additionally. we have engaged an independent oil and gas consulting firm to conduct a geologic study on and around our properties.  Depending on the results of the geologic study we may expand our property holdings in the area and accelerate our development activities.

PRODUCTION INFORMATION

NET PRODUCTION, AVERAGE SALES PRICE, AND AVERAGE PRODUCTION COSTS

The table below sets forth our net quantities of oil and gas production for the fiscal years ended September 30, 2008 and 2007 and the average sales prices, average production costs, and direct lifting costs per unit of production.

	Year Ended September 30,
Net Production	2008	2007

Oil (BBLS)	270	133
Gas (MCF)	45,239	43,487
Average Sales Prices

Oil (per BBL)	$97.07	$62.55
	$6.19	$4.15

Average Production Cost

Per equivalent* MCF of gas	$2.84	$2.17

Average Lifting Costs

Per equivalent* MCF of gas	$2.38	$1.79

Production costs include all expenses, depreciation, depletion, and amortization, lease operating expenses and all associated taxes. Direct lifting costs do not include impairment expense, or depreciation, depletion and amortization.

*Equivalency assumes that one-barrel of oil equals 6 MCF of gas.

RESERVE INFORMATION

OIL AND GAS RESERVES

Oil and gas reserves for our properties have been evaluated as of September 30, 2008 and 2007 by Dr. H.I. Bilgesu, P.E.

Reserve calculations by independent petroleum engineers involve the estimation of future net recoverable reserves of oil and gas and the timing and amount of future net revenues to be received therefrom. Those estimates are based on numerous factors, many of which are variable and uncertain.  Reserve estimators are required to make numerous judgments based upon professional training, experience, and educational background.  The extent and significance of the judgments in them are sufficient to render reserve estimates inherently imprecise.  Since reserve determinations involve estimates of future events, actual production, revenues and operating expenses may not occur as estimated.  Accordingly, it is common for the actual production and revenues later received to vary from earlier estimates.  Estimates made in the first few years of production from a property are generally not as reliable as later estimates based on a longer production history.  Reserve estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history.  Also, potentially productive gas wells may not generate revenue immediately due to lack of pipeline connections and potential development wells may have to be abandoned due to unsuccessful completion techniques.  Hence, reserve estimates may vary from year to year.

ESTIMATED PROVED RESERVES

The following tables set forth the estimated proved developed oil and gas reserves and proved undeveloped oil and gas reserves of our properties for the years ended September 30, 2008 and 2007.  See Note 10 to the Consolidated Financial Statements for required Securities and Exchange Commission disclosure.

Proved Reserves
Gas (MMCF)
Estimated quantity, October 1, 2006	1,880
Revisions of previous estimates	(372)
Production	(51)

Estimated quantity, September 30, 2007	1,457

Revision of previous estimates	406
Production	(45)

Estimated quantity, September 30, 2008	1,818

	Developed	Undeveloped	Total
Gas (MMCF)
September 30, 2008	555	1,263	1,818
September 30, 2007	392	1,065	1457

OIL AND GAS TITLES

As is customary in the oil and gas industry, we perform only a perfunctory title examination at the time of acquisition of undeveloped properties.  Prior to the commencement of drilling, in most cases, and in any event where we are the operator, a title examination is conducted and significant defects remedied before proceeding with operations.  We believe that the title to our properties is generally acceptable to a reasonably prudent operator in the oil and gas industry.  The properties owned by us are subject to royalty, overriding royalty, and other interests customary in the industry, liens incidental to operating agreements, current taxes and other burdens, minor encumbrances, easements, and restrictions.  We do not believe that any of these burdens materially detract from the value of the properties or will materially interfere with their use in the operation of our business.

OFFICE FACILITIES

Our Denver, Colorado office consists of approximately 1,088 square feet.  The office lease expense is $1,038 per month and the lease term is on a month-to-month basis.

ITEM 3.   LEGAL PROCEEDINGS.

We know of no material pending legal proceedings to which we are a party to or of which any of our properties are subject and no such proceedings are known to us to be contemplated by governmental authorities or others.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

There were no matters submitted to a shareholder vote during the fourth quarter of our fiscal year ended
September 30, 2008.

PART II

 ITEM 5.   MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

(a)
Market Information.  Our common stock was traded on the over-the-counter market until November 1992, and has been quoted only sporadically since November 1992.  Our common stock is currently quoted on the OTC Bulletin Board under the symbol “MNMN” and the quote as of December 8, 2008 was $0.16 bid and $0.20 ask.  The following sets forth the high and low bid prices for our common stock as quoted on the OTC Bulletin Board for the periods indicated.   Trading volume is minimal and sporadic.

	Bid Price
	Low	High
Quarter
October 1 to December 31, 2006	$0.26	$0.40
January 1 to March 31, 2007	0.20	0.36
April 1 to June 30, 2007	0.20	0.30
July 1 to September 30, 2007	0.18	0.26

October 1 to December 31, 2007	0.10	0.19
January 1 to March 31, 2008	0.10	0.19
April 1 to June 30, 2008	0.19	0.42
July 1 to September 30, 2008	0.20	0.30

(b)	Holders. The estimated number of record and beneficial owners of our common stock at November 10, 2008 was approximately 125.

(c)
Dividends.  Holders of common stock are entitled to receive such dividends as may be declared by our Board of Directors.  No dividends have been paid with respect to our common stock and no dividends are anticipated to be paid in the foreseeable future.

(d)	Securities. We have no securities authorized for issuance under equity compensation plans.

Recent Sales of Unregistered Securities.

Under a Unit Purchase Agreement dated March 5, 2008, we sold 2,400,000 Units, each Unit consisting of one share of common stock and one common stock purchase warrant, at $0.25 per Unit, for a total of $600,000 in proceeds, including 400,000 Units to one of our officers.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.40 per share through March 4, 2010.  The shares of common stock and the shares underlying the warrants contain certain registration rights.

Repurchases.

We made no repurchases of our securities during any month within the fourth quarter covered by this report as required to be disclosed by Item 703 of Regulation S-K.

ITEM 6.   SELECTED FINANCIAL DATA.

Not required.

ITEM 7.   MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

        GENERAL

    See Note 1 to our Consolidated Financial Statements included in this annual report for a summary of our significant accounting policies.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We believe the following critical accounting policies affect our most significant judgments and estimates used in the preparation of our Consolidated Financial Statements and in understanding our discussion and analysis of operating results.

ACCOUNTS RECEIVABLE

Accounts receivable balances are evaluated on a continual basis and allowances are provided for potentially uncollectible accounts based on management’s estimate of the collectability of customer accounts.  If the financial condition of a customer were to deteriorate, resulting in an impairment of its ability to make payments, an additional allowance may be required.  Allowance adjustments are charged to operations in the period in which the facts that give rise to the adjustments become known.

The fact that we have only one customer for our natural gas sales, and if for any reason, it refused to timely pay our invoices, we would have little or no income.  This event would impair our ability to continue our operations and satisfy  our financial obligations.

REVENUE RECOGNITION

Sales of oil and gas revenues are generated from the sale of oil and gas.  The oil and gas revenues are recognized at the time of delivery of the product to the purchaser.

Gas pipeline revenue is generated from the transportation of gas from the well to a purchaser.  The gas pipeline revenues result from the net sale of gas to the purchaser and are recognized at the time of delivery of the product to the purchaser.

RESERVE ESTIMATES

Our estimates of oil and natural gas reserves, by necessity, are projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures.  Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure.  The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment.  Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results.  For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there-from may vary substantially.  Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties.  Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material.

Many factors will affect actual future net cash flows, including:

-           the amount and timing of actual production;
-           supply and demand for oil and natural gas;
-           curtailments or increases in consumption by oil and natural gas purchasers; and
-           changes in governmental regulations or taxation.

PROPERTY, EQUIPMENT AND DEPRECIATION

We follow the successful efforts method of accounting for our oil and gas activities.  Under this accounting method, costs associated with the acquisition, drilling and equipping of successful exploratory and development wells are capitalized.  Geological and geophysical costs, delay rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred.  Depletion and depreciation of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves. Unproved properties are assessed at least annually for possible impairment due to un-recoverability of costs invested under the rules of Statement of Financial Accounting Standards (“SFAS”) No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies.”  Proved properties are assessed at least annually under the accounting rules of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the net investment in oil and gas properties exceeds an amount equal to the sum of (1) the standardized measure of discounted future net cash flows from proved reserves, and (2) the lower of cost or fair market value of properties in process of development and unexplored acreage, the excess is charged to expense as additional depletion.

ASSET RETIREMENT OBLIGATIONS

We recognize the future cost to plug and abandon gas wells over the estimated useful life of the wells in accordance with the provisions of SFAS No. 143.  SFAS No. 143 requires that we record a liability for the present value of the asset retirement obligation with a corresponding increase to the carrying value of the related long-lived asset.  We amortize the amount added to the oil and gas properties and recognize accretion expense in connection with the discounted liability over the remaining lives of the respective gas wells.  Our liability estimate is based on our historical experience in plugging and abandoning gas wells, estimated well lives based on engineering studies, external estimates as to the cost to plug and abandon wells in the future and federal and state regulatory requirements.  The liability is discounted using a credit-adjusted risk-free rate of 8%.  Revisions to the liability could occur due to changes in well lives, or if federal and state regulators enact new requirements on the plugging and abandonment of gas wells.

RESULTS OF OPERATIONS

September 30, 2008 Compared to September 30, 2007.

Revenues from oil, gas and pipeline sales increased for the twelve months ended September 30, 2008, from $264,380 in 2007 to $387,669 in 2008, a 47% increase.  Oil and gas sales increased $117,275, or 62%, from $189,008 in 2007 to $306,283 in 2008 which is the result of an increase in the average gross price received from pipeline sales for fiscal 2007 of approximately $5.62 per MCF compared to $7.69 per MCF received in fiscal 2008, an increase of 37% and an increase in the gross amount of gas sold from 51,380 MCF in 2007 to 53,761 MCF in 2008, an increase of 5%.   Pipeline gas sales increased $6,014 from $75,372 in 2007 to $81,386 in 2008, or an increase of 8% as a result of increased production as described.  Interest income and other income decreased $5,745 from $40,726 in 2007 to $34,981 in 2008, a decrease of 14%, due to the sale of investments to support production shut down and the cost of installing a new compressor and its new site in fiscal 2008, recompletion of three wells and remedial work on nine other wells in 2008 and lower interest rates.

Oil and gas and pipeline operating costs decreased $10,959, or 4%, from $287,034 in 2007 to $276,075 in 2008.  The decrease is primarily due to the reduced costs associated with the installation of the new compressor complex.  The oil and gas and pipeline operating costs expressed as a percent of oil and gas and pipeline income decreased from 109% to 71% for the years ended September 30, 2007 and 2008, respectively.  This decrease was mainly the result of increased revenue from increased average price and reduction of costs from the installation of the new compressor complex.  Depreciation, depletion and amortization increased between the two years presented from $82,669 in 2007 to $117,600 in 2008.  This $34,931 increase, or 42%, is primarily due to the depreciation of capital costs associated with the purchase and installment of a new compressor complex, purchase of a workover rig and recompletion of three wells.

              General and administration expenses increased by $67,875, or 29%, from the year ended September 30, 2007 to 2008.  The increase was primarily due to salary and payroll taxes for James J. Benner, the new Vice President of Operations of approximately $13,000, the stock based compensation expense of approximately $47,000 and an increase in legal and corporate report expense of approximately $13,000.

Net loss decreased $25,697 from $(294,714) in 2007 to $(269,017) in 2008 which can be attributed to the increased revenue and decreased pipeline operating expense from installation of the new compressor complex.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2008, we had a total of $204,613 in cash and $857,717 in working capital compared to $213,808 in cash and working capital of $621,276 at September 30, 2007.  This represents a decrease of $9,195 in cash and an increase of $236,441 in working capital.  The increase in working capital during the 12 months ended September 30, 2008 was primarily the result of proceeds from the sale of common stock and common stock purchase warrants under the Unit Purchase Agreement dated March 5, 2008.

At the present time, our primary source of cash for operations and exploration is our current working capital, cash flow from operations, and cash from the sale of investments and assets.  Based upon our current status and plans, approximately $400,000 will be needed from current working capital in fiscal 2009 to fund necessary development on our properties.

CONTRACTUAL OBLIGATIONS

We had no contractual or other obligations that will require use of our working capital resources as of September 30, 2008.

We maintain office space in Denver, Colorado.  The office consists of approximately 1,088 square feet.  We have a month-to-month lease at a rate of $1,038 per month.  Rent expense for each of the years ended September 30, 2008 and 2007 was $12,456.

 FACTORS THAT MAY AFFECT FUTURE OPERATING RESULTS

In evaluating our business, readers of this report should carefully consider the following factors in addition to the other information presented in this report and in our other reports filed with the SEC that advise interested parties of the risks and factors that may affect our business.  As noted elsewhere herein, the future conduct of our business and discussions of possible future activities is dependent upon a number of factors, and there can be no assurance that we will be able to conduct our operations as contemplated herein.  These risks include, but are not limited to:

•	The fact that we are reliant on a single gas purchaser under an agreement that requires us to maintain certain quality standards.

•	The possibility that our gas transmission facilities and equipment may experience mechanical difficulties and breakdowns substantially curtailing our gas deliverability.

•	Severe weather conditions are typical in our area of operations and may cause interruptions of our ability to produce and/or deliver gas to our purchaser.

•	Our limited financial resources may impede our ability to maintain gas deliveries at current levels and our ability to increase such levels.

•	The possibility that the described operations, reserves, or development, re-completion or production activities will not be completed, continued or realized on economic terms, if at all.

•	The development and production of oil and gas are enterprises attendant with high risk, including the risk of fluctuating prices for oil and natural gas.

•	Not developing adequate reserves despite expending large sums of money.

•	Test results and reserve estimates may not be accurate.

•
The possibility that the estimates on which we are relying are inaccurate and that unknown or unexpected future events may occur that will tend to reduce our ability to operate successfully, if at all.

•
Although we currently do not have active operations in the mining segment, mining exploration and mining have inherent risks including the environment, low prices for commodities, competition from better financed companies and the risk of failure in either exploration or mining.  There is no assurance we will be able to compete successfully in the exploration and mining business should that course of action be undertaken.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTRY DATA.

The Reports of our Independent Registered Public Accounting Firm appearing at Page F-1 and the Consolidated Financial Statements and Notes to Consolidated Financial Statements appearing at Pages F-3 through F-25 hereof are incorporated herein by reference.

 ITEM 9.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On November 13, 2008, we were advised that Gordon, Hughes & Banks, LLP (“GH&B”) resigned as our independent registered public accounting firm.  GH&B recently entered into an agreement with Eide Bailly LLP (“Eide Bailly”), pursuant to which Eide Bailly acquired the operations of GH&B and certain of the professional staff and shareholders of GH&B joined Eide Bailly either as employees or partners of Eide Bailly and will continue to practice as members of Eide Bailly.  Concurrent with the resignation of GH&B, we, through and with the approval of our Board of Directors, engaged Eide Bailly as our independent registered public accounting firm.

      The reports of GH&B for the fiscal years ended September 30, 2006 and 2007 and any subsequent interim period did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as uncertainty, audit scope or accounting principles.

In addition, during the two fiscal years and any subsequent interim period mentioned above, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

ITEM 9A(T).    CONTROLS AND PROCEDURES.

(a)           Evaluation of Disclosure Controls and Procedures.

As required by Rule 13a-15 under the Securities Exchange Act of 1934, at September 30, 2008, we carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures.  This evaluation was carried out under the supervision and with the participation of our principal executive and financial officer, who concluded that our disclosure controls and procedures are effective.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

(b)           Internal Control Over Financial Reporting.

Our management is also responsible for establishing internal control over financial reporting (“ICFR”) as defined in Rules 13a-I5(f) and 15(d)-15(f) under the 1934 Act. Our ICFR are intended to be designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Our ICFR are expected to include those policies and procedures that management believes are necessary that:
(1)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;

(2)
provide reasonable assurance that transactions are recorded as necessary to permit preparation  of financial statements in accordance with generally accepted accounting principles, and that  our receipts and expenditures are being made only in accordance with  authorizations of management and our directors; and

(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Management recognizes that there are inherent limitations in the effectiveness of any system of internal control, and accordingly, even effective internal control can provide only reasonable assurance with respect of financial statement preparation and may not prevent or detect misstatements. In addition, effective internal control at a point in time may become ineffective in future periods because of changes in conditions or due to deterioration in the degree of compliance with our established policies and procedures.

As of  September 30, 2008, management assessed the effectiveness of our ICFR based on the criteria for effective ICFR established in Internal Control--Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and SEC guidance on conducting such assessments by smaller reporting companies and non-accelerated filers. Based on that assessment, management concluded that, during the period covered by this report, such internal controls and procedures were effective as of September 30, 2008.

This Annual Report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management's report in this Annual Report.

There were no changes in our internal control over financial reporting during the quarter ended September 30, 2008, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

There were no changes in our internal controls or in other factors that could significantly affect these internal controls subsequent to the date of their evaluation.

ITEM 10.   OTHER INFORMATION.

There is no information required to be reported under this Item.

PART III

 ITEM 11.   DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNENCE

 Our Directors and Officers are as follows:

Name	Age	Position	Served as a Director Since

A.G. Foust	65	President and a Director	October 1, 1984

James J. Benner	60	Vice President of Operations and a director	April 1, 2008

John J. Womack	88	Director	June 20, 1986

Our Directors will hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.  Our Officers, who are appointed at the annual meeting of the Board of Directors, hold office until their successors are chosen and qualified, or until their death, resignation or removal.  Because of the small size of our Board of Directors we presently have no audit, nominating or executive committees.  The Board of Directors as a whole performs these functions.  Since we have no audit committee, we have not designated a financial expert.

The business experience and principal occupations of each of our Directors and Officers for at least the past five years are as follows:

A.G. Foust has been our President since May 1, 1995, and he has been a Director since our inception.  Mr. Foust has over 40 years of experience in the natural resources industry. He served as our President since its inception in 1984 until September 1993 and again from May, 1995 to present.  From June of 1984 to June of 1986, he was employed as a licensed registered representative and Vice President of Corporate Finance of B. J. Leonard & Company, Inc., a brokerage firm located in Denver, Colorado.  From January 1976 to May 1984, he was President and Director of Minerals Engineering Company, a corporation with a class of equity securities then registered under the Securities Exchange Act of 1934.  From April 1972 through January 1976, he served as Assistant Vice President and Loan Officer of the First National Bank of Denver.  His responsibilities as a loan officer included providing financial services for natural resource and mining companies.  From November 1969 to April 1972, he was operations manager at Chorney Oil Company, a privately owned oil and gas exploration and production Company, and was responsible for all drilling completions, production and engineering.  From 1968 through 1969, he served as a consulting engineer associated with Minerals Management, Inc., Casper, Wyoming.  From April 1968 through November 1968, he served as District Engineer of Consolidated Oil and Gas, Inc., operating out of Denver, Colorado.  From June 1964 through April 1968, Mr. Foust was employed as a chemical engineer with Shell Oil Company, designing and supervising production of water and chemical flood installations.  Mr. Foust has a Bachelor of Science degree in Chemical Engineering from Montana State University.

James J. Benner, who was elected to fill a vacancy on our Board of Directors on March 5, 2008, was elected as our Vice President of Operations and Corporate Secretary on March 31, 2008.  From 1983 to 2001, Mr. Benner was an employee and later General Manager and President of North American Resources Company, an oil and gas subsidiary of Montana Power Company.  From 2001 to 2002 he was Vice President of Operations of Pan Canadian Oil Company, a large independent oil and gas producer.  From 2002 to 2003 he was Vice President of ENCANA Corporation, another large independent oil and gas producer with worldwide operations.  From 2003 until joining us in 2008, he was involved in a number of charitable and personal business activities.  Mr. Benner has a B.S. degree in Petroleum Engineering from Montana College of Mineral Science and Technology which he received in 1971.

              John J. Womack has been one of our Directors since June 20, 1986.  Mr. Womack retired in early 1982 as Adjutant General and Director of Military Affairs, Department of Defense, State of Montana, a position he had held since 1969.  General Womack holds a BA degree (1947) and a Master of Arts degree (1955) from Western Montana College.  In 1954 he formed Pacific Mining and Exploration Company, which developed the Carter Creek iron property in Madison and Beaverhead Counties, Montana.  In 1962 he formed Southmont Exploration Company to explore Beaverhead County, Montana for tungsten.  In 1980 and 1981, he owned and supervised operations for a heap leach gold venture at the Franklin Mine in Lewis and Clark Counties, Montana.  From 1971 through June 1984, he was a Director of Minerals Engineering Company.  General Womack has been retired since June 1984.

No family relationship exists between or among any of the persons named above None of our Directors are directors of any other company having a class of equity securities registered under the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. All persons whose activities are material to our operations have been described herein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  To our knowledge, based solely on review of the copies of such reports furnished to us or advice that no filings were required, during fiscal year 2007, all executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

Code of Ethics

We have two principal officers and we adopted a Code of Ethics during our 2008 fiscal year.

ITEM 12.   EXECUTIVE COMPENSATION.

The following table sets forth information regarding executive compensation for our President and Chief Executive Officer and Vice President of Operations.  No executive officer received compensation in excess of $100,000 for either of the years ended September 30, 2008 or 2007.

SUMMARY COMPENSATION TABLE

Long Term Compensation
	Annual Compensation				Awards		Payouts
					Restricted	Options/
Name and Principal				Other Annual	Stock	SARs	LTIP	All Other
Position	Fiscal Year	Salary	Bonus	Compensation	Award(s)	(Number)	Payouts	Compensation

A.G. Foust, President and Chief Executive Officer	2008 2007	$60,000 $60,000	-0- -0-	-0- -0-	-0- -0-	175,000 -0-	-0- -0-	-0- -0-

James J. Benner Vice President of Operations	2008 2007	$12,000 -0-	-0- -0-	-0- -0-	-0- -0-	175,000 -0-	-0- -0-	-0- -0-

At the present time, we have no retirement, pension or profit sharing programs for the benefit of our employees.  However, in our discretion, we may adopt one or more of such programs in the future.  Under our 2008 Stock Option Incentive Plan, our Board of Directors awarded stock options to three officers and directors for a total of 450,000 shares of common stock.  Shares granted to our officers or directors during the fiscal year ended September 30, 2008 are described in the table below.  Refer to Note 4 to the Consolidated Financial Statements for status of current outstanding stock options.

AGGREGATED FISCAL YEAR END
OPTION/SAR VALUES

Name (a)	Shares Acquired On Exercise (#) (b)	Value Realized ($) (c)	Number of Unexercised Securities Underlying Options/SARs At FY-End (#) Exercisable/Unexercisable (d)	Value of Unexercised Options/SARs at FY-End ($) Exercisable/Unexercisable (c)
A.G. Foust	-0-	-0-	125,000/50,000	$4,918/$3,689
James J. Benner	-0-	-0-	125,000/50,000	$4,918/$3,689
John J. Womack	-0-	-0-	100,000/-0-	$8,809/-0-

 ITEM 13.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth, as of December 8, 2008, the number and percentage of shares of our no par value Common Stock (our only class of voting securities), owned beneficially by each Officer and Director, each person known by us to own more than five percent of our common stock, and all Directors and Officers as a group:

	Common Stock
	Beneficially Owned (1)
Name and Address of Beneficial Owner	Number	Percent

Directors and Executive Officers

A.G. Foust	2,269,412(2)(3)	27.5%
2050 South Oneida Street, Suite 106
Denver, Colorado 80224

James J. Benner	4,125,000(4)(5)	34.8%
2050 South Oneida Street, Suite 106
Denver, Colorado 80224

John J. Womack	300,000	2.6%
208 E. Bannack
Dillon, Montana 59725

5% Shareholders

MNB Energy, LLC	4,000,000(4)	34.8%
1521 Oxbow Drive, Suite 210
Montrose, Colorado 81401

All Officers and Directors as a	6,694,412	66.5%
Group (3 Persons)
______________________

(1)
The percentages shown are calculated based upon 7,719,000 shares of common stock outstanding on December 8, 2008.  The numbers and percentages shown include the shares of common stock actually owned as of December 8, 2008 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.  In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of December 8, 2008 upon the exercise of warrants or options are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)
Includes presently exercisable warrants to purchase 400,000 shares of common stock at $0.40 per share until March 4, 2010 and 125,000 presently exercisable options having an exercise price of $0.30 per share expiring July 1, 2013.

(3)	Does not include 182,500 shares of common stock held by his wife; Mr. Foust disclaims beneficial ownership of these shares.
(4)
Includes presently exercisable warrants to purchase 2,000,000 shares of common stock at $0.40 per share until March 4, 2010.  The shares and warrants are owned by MNB Energy, LLC (“MNB”).  Mr. Benner holds a 10% membership interest in MNB, is identified in SEC filings as an affiliate thereof and therefore may be deemed to be a beneficial owner of the shares and warrants held by MNB.

(5)	Also includes 125,000 presently exercisable options having an exercise price of $0.30 per share expiring July 1, 2013.

Except as set forth above, each person has sole investment and voting power over the shares stated as beneficially owned.  We are unaware of any arrangements, including a pledge of securities, that could result in a change in our control.

 ITEM 14.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

There were no transactions between or among us and any of our Officers or Directors during the fiscal year ended September 30, 2008 except as described under Item 13 above in connection with the sale of shares and warrants to two of our Officers and Directors under the Unit Purchase Agreement.  John J. Womack, one of our three Directors, is independent in that he is a non-management Director.

PART IV

ITEM 15.   PRINCIPAL ACCOUNTANT FEES AND SERVICES.

•	Audit Fees.

Our principal accountant, Gordon, Hughes and Banks, LLP billed us aggregate fees in the amount of approximately $28,362 and $23,930 during the fiscal years ended September 30, 2008 and 2007, respectively.  These amounts were billed for professional services that Gordon Hughes & Banks LLP provided for the audit of our annual financial statements, review of the financial statements included in our reports on Form 10-QSB and other services typically provided by an accountant in connection with statutory and regulatory filings or engagements for those fiscal years.  In October, 2008, Gordon, Hughes and Banks LLP was purchased by Eide Bailly LLP.  Eide Bailly LLP did not bill us any fees during the fiscal years ended 2008 and 2007.

•	Audit-Related Fees.

Gordon Hughes & Banks LLP billed us aggregate fees in the amount of $-0- during the fiscal years ended September 30, 2008 and 2007 for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements.  In October, 2008, Gordon, Hughes and Banks LLP was purchased by Eide Bailly LLP.  Eide Bailly LLP did not bill us any fees during the fiscal years ended 2008 and 2007.

•	Tax Fees

Gordon Hughes & Banks LLP billed us aggregate fees in the amount of $2,565 and $2,625 during the fiscal years ended September 30, 2008 and 2007, respectively, for tax compliance services.  In October, 2008, Gordon, Hughes and Banks LLP was purchased by Eide Bailly LLP.  Eide Bailly LLP did not bill us any fees during the fiscal years ended 2008 and 2007.

•	All Other Fees

Gordon Hughes & Banks LLP billed us aggregate fees in the amount of $-0- for the fiscal year ended September 30, 2008 for other fees.  In October, 2008, Gordon, Hughes and Banks LLP was purchased by Eide Bailly LLP.  Eide Bailly LLP did not bill us any fees during the fiscal years ended 2008 and 2007.

•	Audit Committee’s Pre-Approval Practice

Inasmuch as we do not have an audit committee, our Board of Directors performs the functions of our audit committee.  Section 10A(i) of the Securities Exchange Act of 1934 prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Board of Directors (in lieu of the audit committee) or unless the services meet certain de minmis standards.  Our Board of Directors approved all fees charged by our principal accountant.

The percentage of the fees for audit, audit-related, tax and other services were as set forth in the following table:

	Percentage of total fees paid to Gordon, Hughes & Banks, LLP
	Fiscal Year 2008	Fiscal Year 2007
Audit fees	91%	90%
Audit-related fees	-0-%	-0-%
Tax fees	9%	10%
All other fees	-0-%	-0-%

 ITEM 16.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

EXHIBITS.	DESCRIPTION

Exhibit No. 31.1	Certification of the Chief Executive and Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002.
Exhibit No. 32.1	Certification of the Chief Executive and Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002.

INDEX TO FINANCIAL STATEMENTS

TITLE	PAGE

Reports of Independent Registered Public Accounting Firms	F-1 to F-2

Consolidated Balance Sheets as of
September 30, 2008 and 2007	F-3 to F-4

Consolidated Statements of Operations
for the Years Ended September 30, 2008 and 2007	F-5

Consolidated Statements of Stockholders’ Equity and
Comprehensive Income for the
Years Ended September 30, 2008 and 2007	F-6

Consolidated Statements of Cash Flows
for the Years Ended September 30, 2008 and 2007	F-7

Notes to Consolidated Financial Statements	F-8 to F-24

Report of Independent Registered Public Accounting Firm

Board of Directors
Monument Resources, Inc. and Subsidiary
Denver, Colorado

We have audited the accompanying consolidated balance sheet of Monument Resources, Inc. and Subsidiary (the “Company”) as of September 30, 2008 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Monument Resources, Inc. and Subsidiary as of September 30, 2008, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP
Eide Bailly LLP
Greenwood Village, Colorado
December 16, 2008

Report of Independent Registered Public Accounting Firm

Board of Directors
Monument Resources, Inc. and Subsidiary
Denver, Colorado

We have audited the consolidated balance sheet of Monument Resources, Inc. and Subsidiary (the “Company”) as of September 30, 2007 and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for the year ended September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Monument Resources, Inc. and Subsidiary as of September 30, 2007, and the consolidated results of their operations and cash flows for the year ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Gordon, Hughes & Banks, LLP
Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
November 16, 2007

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2008 AND 2007

ASSETS

	2008	2007
Current assets:
Cash and cash equivalents	$204,613	$213,808
Investment in marketable securities (Note 3)	666,949	394,725
Accounts receivable	45,471	32,316
Prepaid and other	4,829	17,293
Total current assets	921,862	658,142

Proved oil and gas properties, successful efforts
method, net of accumulated depletion (Note 10)	667,150	653,790
Property, equipment and pipeline
Gas pipeline, net of accumulated
depreciation (Note 5)	182,105	225,799
Property and equipment, net of accumulated
depreciation (Note 5)	478,731	317,945
Net property, equipment and pipeline	660,836	543,744

Total assets	$2,249,848	$1,855,676

See accompanying summary of accounting policies
and notes to consolidated financial statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2008 AND 2007 (CONTINUED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	2008	2007
Current liabilities:
Accounts payable and accrued expenses	$64,145	$36,866

Asset retirement obligation (Note 13)	103,343	113,185

Total liabilities	167,488	150,051

Commitments and contingencies (Note 11)

Stockholders' equity (Notes 3, 4 and 6):
Preferred stock, no par value, authorized
1,000,000 shares; none issued	-	-
Common stock, no par value, authorized
500,000,000 and 10,000,000 shares September 30, 2008
and 2007, respectively; 7,719,000 and 5,319,00	3,938,149	3,290,518
issued and outstanding at September 30, 2008 and
and September 30, 2007, respectively
Accumulated (deficit)	(1,847,801)	(1,578,784)
Unrealized gain (loss) on investment
in securities (Note 3)	(7,988)	(6,109)
Total stockholders' equity	2,082,360	1,705,625

Total liabilities and stockholders' equity	$2,249,848	$1,855,676

See accompanying summary of accounting policies
and notes to consolidated financial statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
Revenues:
Oil and gas sales	$306,283	$189,008
Pipeline gas sales	81,386	75,372
Total revenues	387,669	264,380

Expenses:
Oil and gas operating expense	111,443	79,150
Pipeline operating expense	164,632	207,884
Depreciation and depletion	117,600	82,669
General and administrative	297,992	230,117
Total expenses	691,667	599,820
Operating loss	(303,998)	(335,440)

Other income expense
Realized (loss) on the sale of investments (Note 3)	-	(226)
Interest and other income	34,981	40,952

Net loss	$(269,017)	$(294,714)

Net loss per common share, basic and diluted	$(0.04)	$(0.06)

Basic and diluted weighted average number of shares outstanding	6,696,049	5,319,000

See accompanying summary of accounting policies
and notes to consolidated financial statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED SEPTEMBER 30, 2008 AND 2007

	Common Shares	No Par Value Stock Amount	Accumulated (Deficit)	Accumulated Comprehensive Income (Loss)	Total	Comprehensive Income
Balances, October 1, 2006	5,319,000	$3,290,518	$(1,284,070)	$(10,577)	$1,995,871

Net income (loss)	-	-	(294,714)	-	(294,714)	$(294,714)

Comprehensive income
Change in unrealized (loss) on
securities held for sale (Note 3)	-	-	-	4,468	4,468	4,468

						$(290,246)

Balances, September 30, 2007	5,319,000	3,290,518	(1,578,784)	(6,109)	1,705,625

Net (loss)	-	-	(269,017)	-	(269,017)	$(269,017)

Comprehensive income
Change in unrealized loss on
securities held for sale (Note 3)	-	-	-	(1,879)	(1,879)	(1,879)

						$(270,896)
Stock based compensation (Note 4)	-	47,631	-	-	47,631

Common shares issued under the
Unit Purchase Agreement dated
March 5, 2008	2,400,000	600,000	-	-	600,000

Balances, September 30, 2008	7,719,000	$3,938,149	$(1,847,801)	$(7,988)	$2,082,360

See accompanying summary of accounting policies
and notes to consolidated financial statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
Cash flows from operating activities:
Net (loss)	$(269,017)	$(294,714)
Adjustments to reconcile net loss to net
cash used by operating activities:
Depreciation and depletion	117,600	82,669
Loss on sale of assets	-	226
Stock based compensation expense (Note 4)	47,631	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(13,155)	4,313
Decrease in prepaid and other	12,464	1,643
Increase (decrease) in accounts payable	27,279	(24,963)

Net cash flows (used by) operating activities	(77,198)	(230,826)

Cash flows from investing activities:
Purchase of oilfield equipment	(195,660)	(161,859)
Purchase of oil and gas equipment and well workovers	(53,345)	(36,934)
Purchase of property and equipment	(8,889)	(95,436)
Proceeds from sale of marketable securities	225,897	719,675
Purchase of marketable securities	(500,000)	(700,000)

Net cash flows (used by) investing activities	(531,997)	(274,554)

Cash flows from financing activities:
Proceeds from sale of common stock in private placement:	600,000	-

Net cash flows provided by financing activities	600,000	-

Net (decrease) in cash and cash equivalents	(9,195)	(505,380)

Cash and cash equivalents:
Beginning of period	213,808	719,188

End of period	204,613	213,808

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Change in unrealized (loss) on
securities available for sale	$(1,879)	$(4,468)
Change in asset retirement obligation, net	$18,331	$(32,238)

See accompanying summary of accounting policies
and notes to consolidated financial statements.

MONUMENT RESOURCES INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

We were organized under the laws of the State of Colorado on October 1, 1984.  We are in the business of acquiring and brokering mineral and oil and gas properties and exploring, developing, and selling production from our oil and gas properties.  Our oil and gas properties are in Leavenworth County, Kansas.  We also operate a gas pipeline in conjunction with our Leavenworth gas wells.

CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned Kansas subsidiary, COG Transmission Corporation.  All inter-company transactions and balances have been eliminated in consolidation.

STATEMENT OF CASH FLOWS

For statement of cash flow purposes, we consider short-term investments with original maturities of three months or less to be cash equivalents. Cash restricted from use in operations beyond three months is not considered a cash equivalent.

MINERAL PROPERTIES

Acquisition costs for proved and unproved properties are capitalized when incurred.  Exploration costs, including geological and geophysical costs, the costs of carrying and retaining unproved properties are expensed.  When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves.  Proved and unproved mining properties are periodically assessed for impairment of value and any impairments are charged to operations at the time of impairment. Should a property be sold or abandoned, its capitalized costs are charged to operations and gain or loss recognized.  There was no impairment for the years ended September 30, 2008 or 2007 as we held no material mineral properties as of these dates.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

OIL AND GAS PROPERTIES

We follow the successful efforts method of accounting for our oil and gas activities.  Under this accounting method, costs associated with the acquisition, drilling and equipping of successful exploratory and development wells are capitalized.  Geological and geophysical costs, delay rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred.  Depletion and depreciation of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves.  Unproved properties are assessed at least annually for possible impairment due to unrecoverability of costs invested under the rules of Statement of Financial Accounting Standards (“SFAS”) No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies”.  Proved properties are assessed at least annually under the accounting rules of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Cash received for partial conveyances of property interests are treated as a recovery of cost and no gain or loss is recognized.

PROPERTY, EQUIPMENT AND GAS PIPELINE

Our property, equipment and gas pipeline are recorded at cost.  Depreciation of property and equipment is expensed in amounts sufficient to relate the expiring costs of depreciable assets to operations over estimated service lives, principally using the straight-line method.  Estimated service lives range from three to seven years.  Our gas pipeline is being depreciated on the units-of-gas production method based on the production of the gas wells served by the pipeline.  When such assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized.

DEFFERED INCOME TAXES

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

We adopted FASB Interpretation No 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes” on October 1, 2008.  FIN 48 requires that amounts recognized in the Balance Sheet related to uncertain tax positions be classified as a current or non-concurrent liability based upon the expected timing of the payment to a taxing authority.  We had no uncertain tax positions as of September 30, 2008.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

INVESTMENT IN SECURITIES

We follow SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” in accounting for its security investments.  In accordance with SFAS No. 115, our investment in securities has been classified as available-for-sale because they are being held for an indefinite period of time.  Under the available-for-sale classification, the securities are recorded as an asset at current market value on the balance sheet with an equal amount representing unrealized gains and losses recorded as a component of stockholders’ equity.  The current market value is derived from published newspaper quotations.  At the time of sale, a gain or loss is recognized in the statement of operations using the cost basis of securities sold as determined by specific identification.

ALLOWANCE FOR BAD DEBTS

Management reviews accounts receivable on a regular basis to determine if any receivables will potentially be uncollectible. We include any accounts receivable that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts. After all attempts to collect the receivable have failed, the receivable is written off against the allowance. As of September 30, 2008 and 2007, based on information available, management considers accounts receivable to be fully collectible as recorded, accordingly, no allowance for doubtful accounts is recorded.

FINANCIAL INSTRUMENTS

Concentration of Credit Risk

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist principally of cash, trade receivables and investments in securities.

We maintain cash with various financial institutions.  We periodically evaluate the financial standing of these institutions and believe the risk of loss to be minimal.  Our cash and cash equivalents are deposited with high quality banks.  The cash and cash equivalents balances are occasionally in excess of federally insured limits.  Management believes the risk of loss to be minimal.

We have recorded trade accounts receivable from the business operations.  We periodically evaluate the collectibility of trade receivables and believe the receivables to be fully collectible and the risk of loss to be minimal.

Our investment in U.S. government agency securities is subject to moderate price volatility due to interest rate changes; however, realization of these investments has minimal risk.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

Fair Value

The carrying amount of our financial instruments is equivalent to their fair value as follows:

Cash and cash equivalents and trade receivables and payables – The carrying amount approximates fair value because of the short maturities of these instruments.

Marketable securities – The carrying amounts approximate the fair value because the securities are valued at the market prices based on published trading price information and are accounted for using the available-for-sale accounting method.

IMPAIRMENT OF LONG-LIVED ASSETS

We evaluate the carrying value of assets, other than investments in marketable securities, for potential impairment on an ongoing basis under SFAS No. 144.  Under SFAS No. 144, we periodically evaluate the carrying value of long-lived assets and long-lived assets to be disposed of and certain identifiable intangibles related to those assets for potential impairment. We consider projected future operating results, cash flows, trends and other circumstances in making such estimates and evaluations and, if necessary, reduce the carrying value of impaired assets to fair value.

REVENUE RECOGNITION

Sales of oil and gas revenues are generated from the sale of oil and gas to various purchasers.  The oil and gas revenues are recognized at the time of delivery of the product to the purchaser.

Gas pipeline revenue is generated from the transportation of gas from the well to a purchaser.  The gas pipeline revenues result from the net sale of gas to the purchaser and are recognized at the time of delivery of the product to the purchaser.

EARNINGS PER SHARE

We have adopted SFAS No. 128, “Earnings Per Share”.  SFAS No. 128 established the methodology of calculating basic earnings per share and diluted earnings per share.  The calculations differ by adding any instruments convertible to common stock (such as stock options, warrants, and convertible preferred stock) to weighted average shares outstanding when computing diluted earnings per share.

We had net losses of $269,017 and $294,714 for the years ended September 30, 2008 and 2007, respectively.  Therefore, in accordance with SFAS No. 128, the effects of our currently outstanding stock options would be anti-dilutive, and they are not included in the diluted earnings per share calculation.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

COMPREHENSIVE INCOME

We have adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting of comprehensive income. This pronouncement requires that all items recognized under accounting standards as components of comprehensive income, as defined in the pronouncement, be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes changes in equity during a period, except those resulting from investments by owners and distributions to owners. Under comprehensive income, we report unrealized gains and losses on investments in debt and equity securities as changes in equity.

SEGMENT REPORTING

We have adopted SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information”, which requires a public enterprise to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available that is evaluated regularly by us in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

ASSET RETIREMENT OBLIGATIONS

We have adopted SFAS No. 143, “Accounting for Asset Retirement Obligations”. SFAS No. 143 requires an entity to recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred.  See Note 13.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60”, which requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. The effective date of SFAS No. 163 is for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We anticipate SFAS No. 163 will not have a material impact on our financial statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

NOTE 2 – MANAGEMENT’S USE OF ESTIMATES

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses.  Such estimates primarily relate to impairments of mineral and oil and gas properties, oil and gas reserves and future dismantlement, restoration and abandonment costs.  The actual future results in the above areas may differ from the estimated amounts. The mining and oil and gas industries are subject, by their nature, to environmental hazards and cleanup costs for which we carry catastrophe insurance.  At this time, management knows of no substantial costs from environmental accidents or events for which it may be currently liable.  In addition, our oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas.  Such prices have been volatile in the past and can be expected to be volatile in the future.  By definition, proved reserves are based on current oil and gas prices.  Price declines reduce the estimated quantity of proved reserves and increase annual depreciation and depletion expense (which is based on changes in proved reserves).

NOTE 3 – INVESTMENT IN SECURITIES

Our investment in debt securities consists of various U.S. government agency securities.  We consider these securities to be currently available-for-sale and have no timetable for sale or redemption.  Nevertheless, we do not expect to hold the securities to maturity. During fiscal 2007, we sold securities for a net loss on sale of $226 and there were no gains or losses on sale of securities in 2008.

Investments in securities are summarized as follows at September 30, 2008:

	Unrealized (Loss)	Fair Value
Available-for-sale securities
Debt securities (maturing 3 to 14 years)	$(7,988)	$666,949

Investments in securities are summarized as follows at September 30, 2007:

	Unrealized (Loss)	Fair Value
Available-for-sale securities
Debt securities (maturing 3 to 14 years)	$(6,109)	$394,725

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

NOTE 4 – STOCK OPTION PLAN

We have adopted SFAS No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”) that requires companies to expense the value of employee stock purchase plans, stock option grants and similar awards.  We recognize the fair value of stock-based compensation awards in pipeline operating expense and general and administrative expense in the consolidated statement of operations.

On June 27, 2008, our board of directors approved the Monument Resources, Inc. 2008 Stock Option Incentive Plan (the “Plan”). On June 27, 2008, our shareholders, at our annual meeting, approved the Plan, and awarded stock options to four individuals a total of 525,000 shares of common stock. The option price is $0.30 per share to officers and directors and $0.25 per share to an employee. The following table outlines the individual awards:

# of Option Shares	Option Type	Option price per share	Date Vested	Expiration Date
300,000	Directors	$0.30	July 1, 2008	July 1, 2013
50,000	Officers	$0.30	July 1, 2008	July 1, 2013
50,000	Officers	$0.30	July 1, 2009	July 1, 2013
50,000	Officers	$0.30	July 1, 2010	July 1, 2013
25,000	Employee	$0.25	July 1, 2008	July 1, 2013
25,000	Employee	$0.25	July 1, 2009	July 1, 2013
25,000	Employee	$0.25	July 1, 2010	July 1, 2013

Stock options issued as of September 30, 2008 are summarized as follows:

	2008		2007
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

Outstanding at beginning of year	-	$-	-	$-
Granted	525,000	$0.29	-	$-
Exercised	-	$-	-	$-
Forfeited / Cancelled	-	$-	-	$-

Outstanding at end of year	525,000	$0.29	-	$-

Exercisable at end of year	375,000	$0.29	-	$-

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

The following table summarizes information about options outstanding at September 30, 2008:

Exercise prices	Number Outstanding	Weighted Average Exercise Price per Share	Weighted Average Remaining Contractual Life in Years	Number Exercisable as of September 30, 2008

$0.25 to $0.30	525,000	$ 0.29	5	375,000

The exercise period for the options granted is five years from the date of the grant and have various vesting requirements. The fair value of options was estimated as of September 30, 2008, using the Black-Scholes option-pricing model at $0.11743 for 300,000 shares and $0.12578 for 150,000 shares for officers and directors and $0.13932 for employees. The assumptions used in the Black-Scholes option-pricing model are as follows: dividend yield of 0%; expected volatility of 84.82%; risk-free interest rate of 2.9%, and expected term using the plain vanilla method of 2.5 and 3 years.

There were no options granted or outstanding as of September 30, 2007.

NOTE 5 – PROPERTY, EQUIPMENT AND PIPELINE

The following is a summary of property and equipment at cost, less accumulated depreciation:

	2008	2007
Land	$107,691	$107,691
Equipment	576,482	371,931
Total	684,173	479,622

Less: accumulated depreciation	(205,442)	(161,677)

Net property and equipment	478,731	317,945

Pipeline	448,857	448,857

Less: accumulated depreciation	(266,752)	(223,058)

Net pipeline	182,105	225,799

Net property, plant, equipment and pipeline	$660,836	$543,744

Depreciation expense charged to operations was $84,448 and $59,170 in fiscal 2008 and 2007, respectively.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

The useful lives of property and equipment for purposes of computing depreciation are as follows:

Machinery and Equipment	3 – 7 years

Pipeline	Useful life of related gas production, Approximately 5 to 7 years

NOTE 6 – STOCKHOLDERS’ EQUITY

Our Articles of Incorporation authorize the issuance of 1,000,000 shares of preferred stock with no par value.  The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution.  As of September 30, 2008 and 2007, no shares of preferred stock have been issued.

Effective March 5, 2008, we entered into a Unit Purchase Agreement (“UPA”) and Registration Rights Agreement with MNB Energy, LLC (“MNB”) an unaffiliated party and with A.G. Foust (“Foust”), President of Monument Resources, Inc.

Under the UPA, we sold to MNB 2,000,000 units consisting of 2,000,000 shares of our common stock and warrants to purchase 2,000,000 additional shares of common stock.  We also sold to Mr. Foust 400,000 shares of our common stock and warrants to purchase 400,000 additional shares.  MNB and Foust paid $0.25 per unit or a total of $600,000.

The warrants are exercisable at $0.40 per share at any time during the two year period ending March 4, 2010.  The warrants contain customary provisions for adjustment in the case of mergers, stock splits and other organic corporate changes.

The UPA provides for: (i) rights of first refusal, first in favor of the company and then the other purchaser should a purchaser wish to sell its/his shares of common stock and warrants; (ii) a preferential right for the purchaser to participate in future issuances of equity securities by the company; and (iii) the right of MNB to appoint one person to the company’s three person Board of Directors so long as it owns at least 20% of the company’s common stock and to appoint two persons to a five person Board of Directors if MNB owns 40% or more of the company’s common stock.

Under the Registration Rights Agreement, holders of 30% or more of the Company’s common stock owned on the date of the UPA, common stock sold under the UPA and shares of common stock underlying the warrants may require the Company to register such shares under the Securities Act of 1933.  There are no limits on the number of such registration statements provided that not more than one per year may be requested and then only if the aggregate offering price of the common stock is at least $250,000.  The holders of the registerable securities also have certain piggyback rights if the Company files a registration statement covering the sale of its own business.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

The Units, the common stock and the warrants included therein were sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 as transactions not involving a public offering.  The purchasers agreed to take the units, the common stock and the warrants included therein for investment and not with a view to distributing them, a legend to that effect was placed on the stock and warrant certificates and stop transfer instructions were given to the Company’s transfer agent.

No warrants have been exercised as of September 30, 2008.

NOTE 7 – INCOME TAXES

There is no current or deferred income tax expense for the years ended September 30, 2008 and 2007 because we had available net operating losses.

The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, if appropriate. Realization of future tax benefits related to the deferred tax assets is dependent on many factors, including our ability to generate taxable income within the net operating loss carry-forward period. We have considered these factors in reaching a conclusion as to the valuation allowance for financial reporting purposes.

The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying balance sheet at September 30, 2008 and 2007 is the result of the following:

	2008	2007
Deferred tax liabilities:
Oil and gas properties	$(110,575)	$(121,975)
Pipeline depreciation	(44,973)	(64,339)
Property and equipment	(12,916)	-
Deferred tax assets:
Net operating loss	706,462	605,006
Stock option compensation expense	1,080	-
Property and equipment	-	12,762
Percentage depletion	98,099	83,925
Asset retirement obligation	38,547	42,218
Total	(675,724)	557,597
Less: valuation allowance	(675,724)	(557,597)
Net deferred tax assets	$-	$-

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

A reconciliation between the statutory federal income tax rate and the effective rate of income tax expense for the two years ended September 30 is as follows:

	2008	2007
Statutory federal income tax rate	34%	34%

Statutory state income tax rate	5%	5%

Effect of net operating loss carry-forwards	(39%)	(39%)

Effective rate	0%	0%

The temporary differences causing the deferred tax asset are expected to reverse over the next   ten years.  At September 30, 2008 and 2007, we had net operating loss carry-forwards of approximately $1,894,000 and $1,622,000, respectively.  The operating loss carry-forward expire beginning in 2016 ($565,000 in 2016 and $1,329,000 thereafter).  During the year ended September 30, 2008, we increased our net operating loss carry-forwards approximately $270,000.  Utilization of net operating loss carry-forwards are limited in the event of significant changes in ownership.

NOTE 8 – MAJOR CUSTOMER

We derived 93% and 96% of our revenue from one customer (oil and gas sales and pipeline sales) for the years ended September 30, 2008 and 2007, respectively. As of September 30, 2008 and 2007, $29,225 and $24,247, respectively, was due from this purchaser.

NOTE 9 – SEGMENT INFORMATION

We operate in two industry segments:  (1) oil and gas exploration and development, and (2) gas transmission pipeline.

Identified assets by industry are those assets that are used in our operations in each industry.  Corporate assets are principally cash, investment in stocks and bonds, and furniture and fixtures.

We have adopted SFAS No. 131 which requires the presentation of descriptive information about reportable segments which is consistent with that made available to the management of the Company to assess performance.

The oil and gas segment derives its revenues from the sale of oil and gas and prospect generation and administrative overhead fees charged to participants in its oil and gas ventures.

The gas transmission pipeline segment receives its income from the transportation and sale of natural gas from our Leavenworth County, Kansas properties.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

During the years ended September 30, 2008 and 2007, there were no inter-segment revenues. The accounting policies applied by each segment are the same as those used by us in general.

Net sales to one customer of the oil and gas segment totaled $275,128 and $179,558 of revenues or 90% and 95% for the years ended September 30, 2008 and 2007, respectively.

There have been no differences from the last annual report in the basis of measuring segment profit or loss. There have been no material changes in the amount of assets for any operating segment since the last annual report.

Segment information consists of the following:

	Oil and Gas	Pipeline	Corporate	Consolidated
Revenues: 2008	$306,283	$81,386	$-0-	$387,669
2007	189,008	75,372	-0-	264,380

Income (loss) from operations
2008	$137,200	$(140,953)	$(300,245)	$(303,998)
2007	72,574	(176,533)	(231,481)	(335,440)

Identifiable assets (net)
2008	$929,147	$435,162	$885,539	$2,249,848
2007	724,531	502,809	628,336	1,855,676

Depreciation and Depletion Charged to Identifiable Assets
2008	$57,640	$57,707	$2,253	$117,600
2007	37,284	44,021	1,364	82,669

Capital Expenditures
2008	$195,660	$53,345	$8,889	$257,894
2007	36,935	257,050	245	294,230

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

NOTE 10 - OIL AND GAS ACTIVITIES

CAPITALIZED COSTS

Capitalized costs associated with oil and gas producing activities, excluding the Kansas pipeline, are as follows:

	September 30,
	2008	2007
Proved properties	$967,740	$932,727
Accumulated depreciation, depletion, and amortization	(300,590)	(278,937)

Net capitalized costs	$667,150	$653,790

In the years ended September 30, 2008 and 2007, we recorded no impairments.

COSTS INCURRED

Information relating to the Company's costs incurred in its oil and gas property acquisition, exploration, and development activities is summarized as follows:

	September 30,
	2008	2007
Acquisition of properties	$-0-	$-0-
Development costs	53,345	36,935
Exploration costs	-0-	-0-

Total costs incurred	$53,345	$36,935

For the year ended September 30, 2008, the Company conducted three recompletions at a cost of approximately $60,000.  There were no exploration costs incurred for the years ended September 30, 2008 and 2007.

RESULTS OF OPERATIONS

Results of operations for oil and gas producing and pipeline activities are as follows:

	September 30,
	2008	2007
Revenues	$387,669	$264,380
Production and operating costs	(276,075)	(287,034)
Depreciation and depletion	(115,347)	(81,305)

Results of operations	$(3,753)	$(103,959)

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

UNAUDITED OIL AND GAS RESERVE QUANTITIES

The following unaudited reserve estimates presented as of September 30, 2008 and 2007 were prepared by Dr. H. I. Bilgesu, an independent engineer.  There are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures.  In addition, reserve estimates of new discoveries that have little production history are more imprecise than those of properties with more production history.  Accordingly, these estimates are expected to change as future information becomes available.

Proved oil and gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

Unaudited net quantities of proved developed reserves of natural gas (all located within the United States) are as follows:

GAS
Changes in proved reserves	(MMCF)

Estimated quantity, October 1, 2006	1,880
Revisions of previous estimate	(372)
Production	(51)
Sales of reserves	-
Estimated quantity, September 30, 2007	1,457

Revisions of previous estimate	406
Production	(45)
Discoveries	-
Purchase of reserves	-
Sales of reserves	-

Estimated quantity, September 30, 2008	1,818

Proved reserves at year end	Developed	Undeveloped	Total

Gas (MMCF):
September 30, 2008	555	1,263	1,818
September 30, 2007	392	1,065	1,457

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

The following table presents a standardized measure of the discounted future net cash flows attributable to our proved oil and gas reserves.  Future cash inflows were computed by applying year-end prices of oil and gas to the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions.

Future income tax expenses were computed by applying statutory income tax rates to the difference between pre-tax net cash flows relating to the Company's proved oil and gas reserves and the tax basis of proved oil and gas reserves and available net operating loss carry-forward. Discounting the future net cash inflows at 10% is a method to measure the impact of the time value of money.

The following presents the unaudited principal components of the standardized measure of the discounted future net cash flows:
	September 30,
	2008	2007
	(in thousands)

Future cash inflows	$8,746	$ 5,449
Future production and development costs	(3,467)	(2,598)
Future income tax expense	(1,353)	(504)
Future net cash flows	3,926	2,347

10% annual discount for estimated timing of cash flows	(1,801)	(991)

Standardized measure of discounted cash flows	$2,125	$ 1,356

The following presents the unaudited principal source of the changes in the standardized measure of discounted future net cash flows:

	Years ended September 30,
	2008	2007
	(in thousands)
Standard measure of discounted future net cash flows:
Beginning of year	$1,356	$1,825
Sales and transfers of oil and gas produced,
net of production costs	(196)	(109)
Net changes in prices and production costs and other	413	(180)
Changes in future development costs	53	37
Revisions of previous quantity estimates	119	(37)
Net change in income taxes	(335)	239
Accretion of discount	136	183
Other	579	(602)
	769	(469)
End of year	$2,125	$1,356

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

NOTE 11 – LEASES

We had an operating lease for a gas compressor that we use in our pipeline operation.  Lease costs for the equipment amounted to $-0- and $36,792 in fiscal 2008 and 2007, respectively. The lease was renewable on a month-to-month basis at a rate of $3,345 per month. As of September 30, 2007, we cancelled the compressor lease.  We also leased the land for this compressor site on a year-to-year basis for $10,000 per year. We did not renew the compressor site lease past December 31, 2007.

We maintain offices in Denver, Colorado.  Lease costs for the office space totaled $12,456 for the years ended September 30, 2008 and 2007.  The office lease expired December 31, 2004 and we currently rent space on a month-to-month basis at a cost of $1,038 per month.

NOTE 12 – RELATED PARTY TRANSACTIONS

As of September 30, 2008 and 2007, we owed $1,488 and $3,217, respectively, to our president for reimbursement of expenses made on our behalf.

NOTE 13 – ASSET RETIREMENT OBLIGATION

Effective October 1, 2002, we adopted the provisions of SFAS No. 143, “Accounting for Asset Retirement Obligations”.  SFAS No. 143 generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset.  SFAS No. 143 requires us to recognize an estimated liability for the plugging and abandonment of our gas wells.  As of September 30, 2008, we recognized the future cost to plug and abandon the gas wells over the estimated useful lives of the wells in accordance with SFAS No. 143.  A liability for the fair value of an asset retirement obligation with a corresponding increase in the carrying value of the related long- lived asset is recorded at the time a well is completed and ready for production.  We will amortize the amount added to the oil and gas properties and recognize accretion expense in connection with the discounted liability over the remaining life of the respective well.  The estimated liability is based on historical experience in plugging and abandoning wells, estimated useful lives based on engineering studies, external estimates as to the cost to plug and abandon wells in the future and federal and state regulatory requirements.  The liability is a discounted liability using a credit-adjusted risk-free rate of 7.5%.  Revisions to the liability could occur due to changes in plugging and abandonment costs, well useful lives or if federal or state regulators enact new guidance on the plugging and abandonment of wells.

We will amortize the amount added to oil and gas properties and recognize accretion expense in connection with the discounted liability over the remaining useful lives of the respective wells.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(CONTINUED)

A reconciliation of our liability for the years ended September 30, 2007 and 2008 is as follows:

October 1, 2006	$80,947
Liabilities incurred	-0-
Liabilities settled	-0-
Accretion expense	(6,476)
Revision to estimate	25,762
Asset retirement obligation as of
September 30, 2007	$113,185

Liabilities incurred	-0-
Liabilities settled	-0-
Accretion expense	8,489
Revision to estimate	(18,331)

Asset retirement obligations as of
September 30, 2008	$103,343

MONUMENT RESOURCES, INC. AND SUBSIDIARY

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MONUMENT RESOURCES, INC.

Date: December 18, 2008	By:	/s/ A.G. Foust
A.G. Foust, President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A.G. Foust	President (Chief Executive	December 18, 2008
A.G. Foust	Officer, Principal Financial
and Accounting Officer
and Director)

/s/ John J. Womack	Director	December 18, 2008
John J. Womack

/s/ James J. Benner	Director	December 18, 2008
James J. Benner	Vice President of Operations

S-1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

[ X ]	Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2009

[ ]	Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from ______________ to _______________

Commission file number 033-15528

MONUMENT RESOURCES, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	84-1028449
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2050 South Oneida Street, Suite 106, Denver, Colorado 80224
(Address of Principal Executive Offices, Including Zip Code)

(303) 692-9468
(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes      X                         No ______

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes  ____           No __X___

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ X ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
                      Yes  _____           No      X

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: 7,869,000 shares of common stock were outstanding at May 12, 2009.

MONUMENT RESOURCES, INC. AND SUBSIDIARY

Item 1. Financial Statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2009	2008
ASSETS	(Unaudited)

Current assets
Cash and cash equivalents	$107,114	$204,613
Marketable securities available-for-sale	495,533	666,949
Accounts receivable	17,633	45,471
Prepaid expenses and other assets	3,147	4,829

Total current assets	623,427	921,862

Proved and unproved oil and gas
properties, successful efforts method
net of accumulated depletion	265,700	667,150

Property and equipment:
Gas pipeline, net of
accumulated depreciation	-	182,105
Property and equipment, net of
accumulated depreciation	451,404	478,731

Net property, equipment and pipeline	451,404	660,836

Total assets	$1,340,531	$2,249,848

See Notes to Condensed Consolidated Financial Statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

	March 31,	September 30,
	2009	2008
LIABILITIES AND STOCKHOLDERS’ EQUITY	(Unaudited)

Current liabilities
Accounts payable and accrued expenses	$22,349	$64,145

Asset retirement obligation	106,492	103,343
Total liabilities	128,841	167,488

Stockholders’ equity:
Preferred Stock, no par value, authorized
1,000,000 shares; none issued	-	-
Common Stock, no par value, authorized	3,973,109	3,938,149
500,000,000; 7,869,000 and 7,719,000
issued and outstanding at March 31, 2009
and September 30, 2008 respectively
Accumulated (deficit)	(2,756,952)	(1,847,801)
Unrealized gain (loss) on investment in securities	(4,467)	(7,988)
Total stockholders’ equity	1,211,690	2,082,360

Total liabilities and stockholders’ equity	$1,340,531	$2,249,848

See Notes to Condensed Consolidated Financial Statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months		Six Months
	Ended March 31,		Ended March 31,
	2009	2008	2009	2008
Revenue
Oil and gas sales	$28,735	$76,433	$64,183	$111,165
Pipeline income	24,262	24,555	50,228	34,721

Total revenue	52,997	100,988	114,411	145,886

Expenses
Oil and gas operating expense	25,652	13,346	47,669	26,003

Pipeline operating expense	53,213	37,947	94,697	74,282

Impairment of oil and gas and
pipeline assets	699,688	-	699,688	-

General and administrative	74,235	53,055	151,388	113,563

Depletion, depreciation and amortization	10,345	24,778	42,437	48,286

Total operating expenses	863,133	129,126	1,035,879	262,134

Net income (loss) from operations	(810,136)	(28,138)	(921,468)	(116,248)
Other income and (expense)
Gain on sale of securities	63	-	63	-
Interest income and other	4,693	5,309	12,254	14,019

Net income (loss)	$(805,380)	$(22,829)	$(909,151)	(102,229)

Basic and diluted (loss) income per common share	$(.10)	$(.00)	$(.12)	$(.02)

Basic and dilutive weighted average number of shares outstanding	7,869,000	6,031,088	7,793,176	5,673,098

See Notes to Condensed Consolidated Financial Statements.

MONUMENT RESOURCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(909,151)	$(102,229)
Adjustment to reconcile net loss to net cash
used in operating activities:
Depreciation, depletion and amortization	42,437	48,286
Impairment of oil and gas and pipeline assets	699,688	-
Stock compensation	4,960	-
Changes in operating assets and liabilities:
Decrease in prepaid expenses
and other assets	1,682	10,999
(Increase) decrease in accounts and
other receivables	27,838	(19,414)
(Decrease) in accounts payable
and accrued expenses	(41,796)	(7,264)

Net cash flows (used in) operations	(174,342)	(69,622)

Cash flows from investing activities:
Proceeds from sales of marketable securities	674,937	199,999
Purchase marketable securities	(500,000)	-
Additions to oil and gas properties	(69,422)	-
Additions to equipment	(28,672)	(78,297)

Net cash flows provided by investing activities	76,843	121,702

Cash flows from financing activities:
Proceeds from sale of common stock in private
placement memorandum	-	600,000

Net cash flow provided by financing activities	-	600,000

Net (decrease) increase in cash and cash equivalents	(97,499)	652,080

Cash and cash equivalents at beginning of period	204,613	213,808

Cash and cash equivalents at end of period	$107,114	$865,888

Schedule of Non-cash Investing Activities

Stock issued for purchase of royalty interest	$30,000	$-
Decrease in unrealized loss
on securities available for sale	3,522	9,635

Total non-cash investing activities	$33,522	$9,635

See Notes to Condensed Consolidated Financial Statements

MONUMENT RESOURCES, INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

Monument Resources, Inc, (the “Company”) was organized under the laws of the State of Colorado on October 1, 1984.  We are in the business of acquiring and brokering mineral and oil and gas properties and exploring, developing, and selling production from our oil and gas properties.  Our oil and gas properties are in Leavenworth County, Kansas.  We also operate a gas pipeline in conjunction with our Leavenworth gas wells.

We have a substantial investment in oil and gas properties.  We may not have sufficient capital to fully develop some of our gas properties, which would require additional investment.  We have in the past relied on joint venture partners and the private placement of common stock to supply most of the funds needed to explore or develop our properties, and may also rely on such partners for similar funding in the future.  Our ability to obtain outside funding may be critical to our development efforts of some of our properties.

BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements are unaudited.  However, in the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments are necessary for fair presentation.  Interim results of operations are not necessarily indicative of results for subsequent interim periods or the remainder of the year.  These financial statements should be read in conjunction with our Annual Report on Form 10-K for the year ended September 30, 2008.

Except for the historical information contained in this Form 10-Q, this Report contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed in this Report.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Report and in our Annual Report on Form 10-K for the year ended September 30, 2008.

CONSOLIDATION

The accompanying condensed consolidated financial statements include the accounts of our Company, and our wholly owned Kansas subsidiary, COG Transmission Corporation.  All inter-company transactions and balances have been eliminated in consolidation.

REVENUE RECOGNITION

Sales of oil and gas production and pipeline income are recognized at the time of delivery of the product to the purchaser.

EARNINGS PER SHARE

     We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 128, addressing earnings per share.  SFAS No. 128 established the methodology of calculating basic earnings per share and diluted earnings per share.  The calculations differ by adding any instruments convertible to common stock (such as stock options, warrants, and convertible preferred stock) to weighted average shares outstanding when computing diluted earnings per share.  As of March 31, 2009 all warrants outstanding were excluded from earnings per share as their effects would be anti-dilutive.

OIL AND GAS PROPERTIES

We follow the successful efforts method of accounting for our oil and gas activities.  Under this method, costs associated with the acquisition, drilling and equipping of successful exploratory and development wells are capitalized.  Geological and geophysical costs, delay rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred.  Depletion and depreciation of the capitalized costs for producing oil and gas properties are provided by the unit-of-production method based on proved oil and gas reserves.  Cash received for partial conveyances of property interests is treated as a recovery of cost and no gain or loss is recognized. Undeveloped and unproved properties are periodically assessed for possible impairment due to un-recoverability of costs invested. Developed and proved properties are assessed quarterly under the accounting rules of SFAS No. 144, “Accounting for the Impairment and Disposal of Long-Lived Assets”. This impairment is a non-cash charge to earnings. If required, it reduces earnings and impacts shareholders’ equity in the period of occurrence and results in lower depreciation and depletion in future periods. The impairment may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the recoverability of costs invested. As of March 31, 2009 natural gas prices were significantly lower than at previous measurement dates. As a result, we recorded an impairment of oil and gas and pipeline segments of $699,688 for the three month and six month period ending March 31, 2009 as compared to no impairment expense during the same periods ended March 31, 2008.

Given the current market for natural gas, it is conceivable that if natural gas prices continue to stay at these low levels, it will be necessary to recognize further impairment expenses during future reporting periods as required by SFAS No. 144. We will continue to evaluate our oil and gas properties for such impairment on a quarterly basis.

INVESTMENT IN SECURITIES

We follow SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” in accounting for our security investments.  In accordance with SFAS No. 115, our investment in securities has been classified as available-for-sale because they are being held for an indefinite period of time.  Under the available-for-sale classification, the securities are recorded as an asset at current market value on the balance sheet with an equal amount representing unrealized gains and losses recorded as a component of stockholders’ equity.  The current market value is derived from market quotations as of the end of each quarter.  At the time of sale, a gain or loss is recognized in the statement of operations using the cost basis of securities sold as determined by specific identification.

FAIR VALUE OF FINANCIAL INSTRUMENTS

            Our financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The fair market value of these financial instruments approximates or is equal to the book value.

             In the first quarter of fiscal year 2009, we adopted Statement of Financial Accounting Standard (SFAS) No. 157, “Fair Value Measurement” (SFAS No. 157) as amended by FASB Statement of Position (FSP) FAS 157-1 and FSP FAS 157-3. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. FSP FAS 157-3 delays, until the first quarter of fiscal year 2010, the effective date for SFAS 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

            The following table provides information regarding the source of data used by us to develop fair value measurements:

Description	March 31, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Trading Securities	495,533	495,533
Total	$495,533	$495,533

COMPREHENSIVE INCOME

We have adopted SFAS No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting comprehensive income. This pronouncement requires that all items recognized under accounting standards as components of comprehensive income, as defined in the pronouncement, be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income includes changes in equity during a period, except those resulting from investments by owners and distributions to owners. Under comprehensive income, we report unrealized gains and losses on investments in debt and equity securities as changes in equity. (See Note 6.)

ASSET RETIREMENT OBLIGATIONS

We have adopted SFAS No. 143, “Accounting for Asset Retirement Obligations”.  SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs under SFAS 143 are reflected in the accompanying balance sheets.

NOTE 2 -- ESTIMATES AND RISKS

The oil and gas industry is subject, by its nature, to environmental hazards and cleanup costs for which we carry liability insurance.  At this time, we know of no substantial costs from environmental accidents or events for which we may be currently liable.  In addition, our oil and gas business makes us vulnerable to changes in wellhead prices of crude oil and natural gas.  Such prices have been volatile in the past and can be expected to be volatile in the future.  By definition, proved reserves are based on current oil and gas prices. Price declines reduce the estimated proved reserves and increase annual amortization expense (which is based on proved reserves).

In evaluating our business, readers of this report should carefully consider the following factors in addition to the other information presented in this report and in our other reports filed with the SEC that advise interested parties of the risks and factors that may affect our business.  As noted elsewhere herein, the future conduct of our business and discussions of possible future activities is dependent upon a number of factors, and there can be no assurance that we will be able to conduct our operations as contemplated herein.  These risks include, but are not limited to:

▪	The fact that we are reliant on a single gas purchaser under an agreement that requires us to maintain certain quality standards.
▪	The possibility that our gas transmission facilities and equipment may experience mechanical difficulties and breakdowns substantially curtailing our gas deliverability.
▪	Severe weather conditions are typical in our area of operations and may cause interruptions of our ability to produce and/or deliver gas to our purchaser.
▪	Our limited financial resources may impede our ability to maintain gas deliveries at current levels and our ability to increase such levels.
▪	The possibility that the described operations, reserves, or development, re-completion or production activities will not be completed, continued or realized on economic terms, if at all.
▪	The development and production of oil and gas enterprises attendant with high risk, including the risk of fluctuating prices for oil and natural gas.
▪	Not developing adequate reserves despite expending large sums of money.
▪	Test results and reserve estimates may not be accurate.
▪
The possibility that the estimates on which we are relying are inaccurate and that unknown or unexpected future events may occur that will tend to reduce our ability to operate successfully, if at all.

▪
Although we currently do not have active operations in the mining segment, mining exploration and mining have inherent risks including the environment, low prices for commodities, competition from better financed companies and the risk of failure in either exploration or mining.  There is no assurance we will be able to compete successfully in the exploration and mining business should that course of action be undertaken.

See our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for additional risk factors.

NOTE 3 -- SEGMENT INFORMATION

We operate in two industry segments within the United States: (1) oil and gas exploration and development, and (2) a gas transmission pipeline.

Identified assets by industry are those assets that are used in our operations in each industry.  Corporate assets are principally cash, investment securities, furniture, and fixtures.

We have adopted SFAS No. 131, which requires the presentation of descriptive information about reportable segments which is consistent with that made available to us in order to assess performance.

Our oil and gas segment derives its revenues from the sale of oil and gas.   Corporate income is primarily derived from interest income on our funds held in money market accounts and the sale of government backed bonds.  Our pipeline segment derives revenue from the sale, transportation and compression of our gas in Leavenworth County, Kansas.

During the six months ended March 31, 2009 and 2008, we had no inter-segment revenues.  The accounting policies applied by each segment are the same as those we use in general.

Net sales to one customer of our oil and gas segment totaled $64,183, or 100% of our revenues for the six months ended March 31, 2009 as compared to $98,290, or 88% for the six months ended March 31, 2008.

There have been no differences from our last Annual Report on Form 10-K in the bases of measuring segment profit or loss.  Oil and gas and pipeline segments were impaired, under the accounting rules of SFAS No. 144, $498,124 and $201,564 respectively for a total impairment expense of $699,688.

Segment information for the six months ended March 31, 2009 and 2008 is as follows:

	Oil and Gas	Pipeline	Corporate	Consolidated
Revenues
2009	$64,183	$50,228	$12,317	$126,728
2008	111,165	34,721	14,019	159,905

Net Income (Loss)
2009	$(507,075)	$(261,179)	$(140,897)	$(909,151)
2008	65,372	(64,340)	(103,261)	(102,229)

Depreciation, Depletion
and Valuation Charged
to Identifiable Assets
2009	$25,465	$15,146	$1,826	$42,437
2008	19,790	24,779	3,717	48,286

Capital Expenditures
2009	$69,422	$28,138	$534	$98,094
2008	-	78,297	-	78,297

Segment information as of March 31, 2009 compared to September 30, 2008 is as follows.

Identifiable Assets
March 31, 2009	$514,428	$209,355	$616,748	$1,340,531
September 30, 2008	929,147	435,162	885,539	2,249,848

NOTE 4 -- OIL AND GAS ACTIVITIES

KANSAS GAS PROJECT -- LEAVENWORTH COUNTY, KANSAS

During the quarter ended March 31, 2009, we completed the workover of one existing gas well which was recompleted in a new productive zone.  This recompletion enabled us to maintain our production level at from 200-230 MCF per day. In addition we completed a number of equipment repairs which were necessary to maintain our gas field and pipeline operations.

NOTE 5 – SHAREHOLDERS’ EQUITY

Under a Unit Purchase Agreement dated March 5, 2008, we sold 2,400,000 Units, each Unit consisting of one share of common stock and one common stock purchase warrant, at $0.25 per Unit, for a total of $600,000 in proceeds, including 400,000 Units to one of our officers (see Item 2. “Liquidity and Capital Resources page 12). Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.40 per share through March 4, 2010.  The shares of common stock and the shares underlying the warrants contain certain registration rights.

As of January 1, 2009 we acquired a 2.5% overriding royalty interest in some of our Kansas gas properties from our consulting engineer who earned the interests under our 2001 agreement with him.  In consideration for the interests, we paid $5,000 cash and issued 150,000 shares of our restricted common stock.  No underwriters or sales agents were involved.  The shares bear a restrictive legend against resale and the restriction is so noted in our transfer records.  We relied on Section 4(2) under the Securities Act of 1933 as providing an exemption from the registration requirements of that Act since the issuance was made in an isolated transaction not involving a public offering.

NOTE 6 -- COMPREHENSIVE INCOME (LOSS)

Comprehensive income is the total of net income and all other non-owner changes in equity.  Comprehensive income includes our net income and the change in unrealized gain (loss) on available for sale investments.  We report the unrealized gain on the investment in securities in our Condensed Consolidated Balance Sheets.  The table below details the changes during the six months ended March 31, 2009 and 2008, in our Accumulated Other Comprehensive Income balance and the components of our comprehensive income.

Six months ended March 31, 2009

Accumulated other comprehensive loss at September 30, 2008	$(7,989)

Change in unrealized loss on securities held for sale	3,522

Accumulated other comprehensive income at March 31, 2009	$(4,467)

Six months ended March 31, 2008

Accumulated other comprehensive loss at September 30, 2007	$(6,109)

Change in unrealized loss on securities held for sale	9,635

Accumulated other comprehensive loss at March 31, 2008	$3,526

Item 2.   MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2009, our current assets were $623,427 and current liabilities were $128,841 and we had working capital of $494,586 compared to current assets of $921,862 and current liabilities of $167,488 and working capital of $754,374 at September 30, 2008. Our working capital decreased $259,788, or about 34%.  This decrease in working capital is due to the capital invested in property and equipment of approximately $98,000 and our net operating loss of approximately $175,000 for the six months ended March 31, 2009. The non-cash items of depletion and depreciation of $42,437 and impairment expense of $699,688, were also charged to our earnings for the same period.

Effective March 5, 2008, we sold 2,000,000 unregistered common shares of stock to an unaffiliated party and 400,000 shares of common stock to our president.  The price was $0.25 per share, which included warrants to buy an additional unregistered common share of stock for each share purchased.  The warrant exercise price is $0.40 per share and exercisable over two years.  The total funds we received for the sale was $600,000.  We are using these funds to re-complete some of our existing gas wells in Leavenworth County, Kansas and acquire additional gas wells and oil and gas leases in the Leavenworth County area if the opportunity arises.  Refer to our report on Form 8-K which was filed with the Securities and Exchange Commission on March 6, 2008.

At the present time, our primary source of cash for operations and exploration is our current working capital, cash that can be raised by selling our investment in U.S. government sovereign agency securities and other corporate bonds and funds derived from our oil and gas operations. We expect that we will be spending our current working capital to support operations for the remainder of this fiscal year as natural gas prices are forecasted to remain relatively low. We have in the past, and plan in the future, to rely on joint venture partners or equity funding to supply some of the funds needed to evaluate and develop our properties.  Any inability we may have to raise additional capital through a stock offering, to liquidate our securities holdings or obtain third party funding may limit development of most of our properties.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2009 vs. 2008

Gas production increased from 16,606 MCF for the three month period ending March 31, 2008 to 17,720 MCF for the three month period ending March 31, 2009.  This increase of 1,114 MCF was a result of our workover program increasing our production.  The price received for our natural gas decreased from an average of $6.93 per MCF for the three months March 31, 2008 to an average of $3.28 per MCF for the three months ended March 31, 2009, a 53% decrease.  Oil and gas sales decreased 62%, or $47,698, from $76,433 to $28,735 for the three months ended March 31, 2008 and 2009, respectively.  This decrease is due to the substantial decrease in the price we received for our natural gas.  Pipeline sales were $24,262 for the three months ended March 31, 2009 and $24,555 for the three months ended March 31, 2008, a decrease of $293, or 1%.

Interest and other revenue decreased to $4,756 for the three months ended March 31, 2009 from $5,309 for the three months ended March 31, 2008. This decrease of $553 was due to the decrease in the interest rates we are currently able to receive on our bond investments.  Oil and gas operating costs increased $12,306, or 92% from $13,346 to $25,652 when comparing the three months ended March 31, 2008 to March 31, 2009.  This increase was primarily due to additional repairs and maintenance and supplies related to well workovers in progress.  Pipeline operating costs were $53,213 for the three months ended March 31, 2009 and $37,947 for the three months ended March 31, 2008, an increase of $15,266, or 40% due to the addition of new field personnel and increased repairs and supplies related to increased compressor maintenance expenses.

General and administrative expenses totaled $74,235 for the three months ended March 31, 2009, compared to $53,055 for the three-month period ended March 31, 2008.  This increase of $21,180, or 40%, in general and administrative costs was primarily due to the addition of a Vice President of Operations whose salary and taxes were approximately $7,000, other consulting costs of $2,000, accounting and audit of approximately $7,000 and field travel expenses of $5,000.

A net loss of $805,380 was recorded for the three months ended March 31, 2009 as compared to a net loss of $22,829 for the same period ended March 31, 2008.  This increased loss of $782,551 was largely the result of recording approximately $700,000 in asset impairment expense, lower gas prices and increased maintenance and recompletion expenses.

Six Months Ended March 31, 2009 vs. 2008

           Gas production increased from 23,252 MCF for the six month period ending March 31, 2008 to 36,070 MCF for six month period ending March 31, 2009.  This increase of 12,818 MCF was a result of having full production in 2009 whereas during first quarter 2008 we relocated our compressor causing a production stoppage.  The price received for our natural gas decreased from an average of $6.60 per MCF for the six months ended March 31, 2008 to an average of $3.47 per MCF for the six months ended March 31, 2009, a 47% decrease.  Oil and gas sales decreased 42%, or $46,982, from $111,165 to $64,183 for six months ended March 31, 2008 and 2009, respectively.  This decrease is due to the significantly lower average price received for our natural gas sales.  Pipeline sales were $50,228 for the six months ended March 31, 2009 and $34,721 for the six months ended March 31, 2008, an increase of $15,507, or 45%.  This increase was due to the increased production for the six months ended March 31, 2009 as described above.

Interest and other revenue decreased to $12,317 for the six months ended March 31, 2009 from $14,019 for the six months ended March 31, 2008. This decrease of $1,702 was due to the decrease in the interest rates we are currently receiving on our bond investments.  Oil and gas operating costs increased $21,666, or 83% from $26,003 to $47,669 when comparing the six months ended March 31, 2008 to March 31, 2009.  This increase was primarily due to increased production and increased maintenance and field personnel expenses. Pipeline operating costs were $94,697 for the six months ended March 31, 2009 and $74,282 for the six months ended March 31, 2008, an increase of $20,415, or 27% as a result of increased operations, the addition of new field personnel and increased repairs and supplies.

General and administrative expenses totaled $151,388 for the six months ended March 31, 2009, compared to $113,563 for the six month period ended March 31, 2008.  This increase of $37,825, or 33%, in general and administrative costs was primarily due to increased accounting fees of approximately $8,000, the addition of Vice President of Operations’ salary and related employment taxes of approximately $14,000 and increased consulting costs of $2,000 in the six month period ended March 31, 2009 and an insurance refund received in the same period of 2008 which reduced insurance costs for the same period of 2008 by $15,000.

A net loss of $909,151 was recorded for the six months ended March 31, 2009 as compared to a net loss of $102,229 for the same period ended March 31, 2008.  This increased loss of $806,922 was primarily the result of recording approximately $700,000 in asset impairment expense, decreased natural gas prices and greater expenses during the six months ended March 31, 2009 as described above.

  CONTRACTUAL OBLIGATIONS

We have no contractual obligations as of March 31, 2009.

We lease our corporate offices in Denver, Colorado on a month-to-month basis.  Yearly payments under the lease are $12,456.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our Condensed Consolidated Financial Statements.

Reserve Estimates:

Our estimates of oil and natural gas reserves, by necessity, are projections based on geological and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures.  Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure.  The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment.  Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results.  For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected there from may vary substantially.  Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves, which could affect the carrying value of our oil and gas properties and/or the rate of depletion of the oil and gas properties.  Actual production, revenues and expenditures with respect our reserves will likely vary from estimates, and such variances may be material.

 Many factors will affect actual net cash flows, including:

•   the amount and timing of actual production;
•   supply and demand for natural gas;
•   curtailments or increases in consumption by natural gas purchasers; and
•   changes in governmental regulations or taxation.

Oil and Gas Properties:

We follow the successful efforts method of accounting for acquisition, exploration, development and production of its oil and gas properties.  Under this method, all direct costs of acquisition, exploration and development are capitalized with respect to producing wells and non-producing development wells.  Direct costs with respect to non-producing exploratory wells are charged to operations.  Geological and geophysical costs and lease rentals are expensed as incurred.  Costs to acquire interests in leases are capitalized and are either transferred to producing properties when the properties become productive or expensed when the interests are surrendered.  Developed and proved properties are periodically assessed under the accounting rules of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Asset”.  Under SFAS No. 144, the Company evaluates quarterly the carrying value of long-lived assets and long-lived assets to be disposed of and certain identifiable intangibles related to those assets for potential impairment. This impairment is a non-cash charge to earnings. If required, it reduces earnings and impacts shareholders’ equity in the period of occurrence and results in lower depreciation and depletion in future periods. The impairment may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the recoverability of costs invested. As of March 31, 2009 natural gas prices were significantly lower than at previous measurement dates indicating that the carrying value of our assets might not be recoverable from expected future cash flows and therefore under SFAS No. 144 should be adjusted to fair market value as determined by discounting the expected cash flows by an interest rate commensurate with the risks involved with those cash flows which we determined to be 10%. Accordingly, we recorded an impairment of oil and gas and pipeline properties of $699,688 for the three month and six month period ending March 31, 2009 as compared to no impairment expense during the same periods ended March 31, 2008.

Unproved oil and gas properties represent undeveloped lease acreage held for development and are recorded at cost.  An impairment allowance for unproved properties is determined on a property-by-property basis under the accounting rules of SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies”.

Item 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

As a crude oil and natural gas producer, our revenue, cash flow from operations, other income and profitability, reserve values, access to capital and future rate of growth are substantially dependent upon the prevailing prices of crude oil and natural gas.  Declines in commodity prices will materially adversely effect our financial condition, liquidity, ability to obtain financing and operation results.  Lower commodity prices may reduce the amount of crude oil and natural gas that we can produce economically.  Prevailing prices for such commodities are subject to wide fluctuation in response to relatively minor changes in supply and demand and a variety of additional factors beyond our control, such as global, political and economic conditions.  Historically, prices received for crude oil and natural gas production have been volatile and unpredictable, and such volatility is expected to continue.  Most of our production is sold at market prices.  Generally, if the commodity indexes fall, the price that we receive for our production will also decline.  Therefore, the amount of revenue that we realize is partially determined by factors beyond our control.

Item 4.   CONTROLS AND PROCEDURES

As of the end of the period covered by this report, we conducted an evaluation, under the supervision and with the participation of our principal executive and financial officer, of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e)) under the Securities Exchange Act of 1934 (the “Exchange Act”).  Based on this evaluation, the principal executive and financial officer concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.  There was no change in our internal control over financial reporting during our most recently completed fiscal quarter that has materially affected or is reasonably likely to materially affect our internal control over financial reporting.

In connection with the audit of the year ended September 30, 2008, there were no “Reportable Events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

MONUMENT RESOURCES, INC. AND SUBSIDIARY

PART II -- OTHER INFORMATION

ITEM 1.    LEGAL PROCEEDINGS.

None

ITEM 1A.        RISK FACTORS.

See our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 and the various risks described in Part I hereof.

ITEM 2.    UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

As of January 1, 2009 we acquired a 2.5% overriding royalty interest in some of our Kansas gas properties from our consulting engineer who earned the interests under our 2001 agreement with him.  In consideration for the interests, we paid $5,000 cash and issued 150,000 shares of our restricted common stock.  No underwriters or sales agents were involved.  The shares bear a restrictive legend against resale and the restriction is so noted in our transfer records.  We relied on Section 4(2) under the Securities Act of 1933 as providing an exemption from the registration requirements of that Act since the issuance was made in an isolated transaction not involving a public offering.

ITEM 3.    DEFAULTS UPON SENIOR SECURITIES.

None

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

None

ITEM 5.    OTHER INFORMATION.

None

ITEM 6.    EXHIBITS

Exhibit 31.1--Certification of the Chief Executive and Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1--Certification of the Chief Executive and Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MONUMENT RESOURCES, INC. (Registrant)

Date: May 12, 2009	By:	/s/ A.G. Foust
A.G. Foust, President (Chief Executive Officer, Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

31.1	Certification of Chief Executive and Financial Officer under Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Chief Executive and Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002.